EXHIBIT 10.32




			    LIQUIDITY AGREEMENT
			 Dated as of February 10, 1993
				     Among
		       DISTRIBUTION FUNDING CORPORATION,
			     INGRAM FUNDING INC.,
			    INGRAM INDUSTRIES INC.,
			    THE BANKS NAMED HEREIN
				      and
				CHEMICAL BANK,
			      as Liquidity Agent
				     with
			   THE BANK OF NOVA SCOTIA,
		    NATIONSBANK OF NORTH CAROLINA, N.A. and
	    THE INDUSTRIAL BANK OF JAPAN, LIMITED., ATLANTA AGENCY,
			       as Lead Managers




			       TABLE OF CONTENTS

							PAGE
							----
				   ARTICLE I

		       Definitions and Accounting Terms

SECTION 1.01. Definitions . . . . . . . . . . . . . . . . 2
SECTION 1.02. Accounting and Financial Determinations . . 2


				  ARTICLE II

			  Commercial Paper Operations

SECTION 2.01. Issuance of Commercial Paper . . . . . . . . 3
SECTION 2.02. Commercial Paper Account; Payment of
	       Commercial Paper. . . . . . . . . . . . . . 5


				ARTICLE III

				   Loans

SECTION 3.01. The Revolving Loans and the Refunding
	       Loans. . . . . . . . . . . . . . . . . . .  6

SECTION 3.02. Revolving Loans . . . . . . . . . . . . . .  8
SECTION 3.03. Refunding Loans . . . . . . . . . . . . . .  9
SECTION 3.04. Disbursement of Funds . . . . . . . . . . . 11
SECTION 3.05. The Loan Notes  . . . . . . . . . . . . . . 13
SECTION 3.06. Interest  . . . . . . . . . . . . . . . . . 14
SECTION 3.07. Commitment Fees . . . . . . . . . . . . . . 14
SECTION 3.08. Minimum Amounts of Tranches . . . . . . . . 15
SECTION 3.09. Requirements of Law . . . . . . . . . . . . 15
SECTION 3.10. Taxes . . . . . . . . . . . . . . . . . . . 18
SECTION 3.11. Computation of Interest and Fees  . . . . . 20
SECTION 3.12. Pro Rata Treatment and Payments . . . . . . 21
SECTION 3.13. Inability to Determine Interest Rate. . . . 22
SECTION 3.14. Downgrading of Banks. . . . . . . . . . . . 23

SECTION 3.15. Illegality. . . . . . . . . . . . . . . . . 24

SECTION 3.16. Indemnity . . . . . . . . . . . . . . . . . 24
SECTION 3.17. Revolving Loan Conversion and
	       Continuation Options . . . . . . . . . . . 25
SECTION 3.18. Eurodollar Reserve Costs. . . . . . . . . . 26
SECTION 3.19. Procedure for Non-Rata Loans. . . . . . . . 27
SECTION 3.20. Procedure for Loans when Non-Rata Loans
	       Outstanding. . . . . . . . . . . . . . . . 28


				ARTICLE IV

			    Other Credit Terms

SECTION 4.01. Reduction and Termination of Liquidity
	       Commitment . . . . . . . . . . . . . . . . 29
SECTION 4.02. Expiration of Liquidity Commitment. . . . . 30
SECTION 4.03. Use of Proceeds . . . . . . . . . . . . . . 32


				   ARTICLE V

				   Payments

SECTION 5.01. Payments on Nonbusiness Days. . . . . . . . 33
SECTION 5.02. Optional and Mandatory Prepayments. . . . . 33
SECTION 5.03. Attachments . . . . . . . . . . . . . . . . 36
SECTION 5.04. Method and Place of Payment, etc. . . . . . 36


				  ARTICLE VI

			     Conditions Precedent

SECTION 6.01. Conditions to Effectiveness . . . . . . . . 37
SECTION 6.02. Conditions to Each Credit Utilization . . . 43
SECTION 6.03. Conditions Precedent to the Making of
	       Each Refunding Loan. . . . . . . . . . . . 46


				ARTICLE VII

				 Covenants

SECTION 7.01. Covenants of the CP Issuer. . . . . . . . . 47
SECTION 7.02. Covenants of Ingram . . . . . . . . . . . . 52
SECTION 7.03. Covenants of Transferor . . . . . . . . . . 56


			       ARTICLE VIII

			     Events of Default

SECTION 8.01. Events of Default . . . . . . . . . . . . . 56


				ARTICLE IX

		      Representations and Warranties

SECTION 9.01. Representations and Warranties of the
	       CP Issuer. . . . . . . . . . . . . . . . . 60

SECTION 9.02. Representations and Warranties of
	       Ingram . . . . . . . . . . . . . . . . . . 62
SECTION 9.03. Representations and Warranties
	       of Funding . . . . . . . . . . . . . . . . 63


				 ARTICLE X

			       Miscellaneous

SECTION 10.01. Computations . . . . . . . . . . . . . . . 65
SECTION 10.02. Exercise of Rights . . . . . . . . . . . . 65
SECTION 10.03. Amendment and Waiver . . . . . . . . . . . 66
SECTION 10.04. Expenses; Indemnity. . . . . . . . . . . . 67

SECTION 10.05. Successors and Assigns; Descriptive
		Headings. . . . . . . . . . . . . . . . . 69

SECTION 10.06. Notices, Requests, Demands . . . . . . . . 73
SECTION 10.07. Survival of Representations and
		 Warranties . . . . . . . . . . . . . . . 76
SECTION 10.08. Counterparts . . . . . . . . . . . . . . . 76
SECTION 10.09. Adjustments. . . . . . . . . . . . . . . . 76

SECTION 10.10. Further Assurances . . . . . . . . . . . . 77
SECTION 10.11. No Bankruptcy Petition Against the CP
		Issuer. . . . . . . . . . . . . . . . . . 77

SECTION 10.12. No Recourse. . . . . . . . . . . . . . . . 78
SECTION 10.13. Appointment and Rights of the Liquidity
		Agent . . . . . . . . . . . . . . . . . . 78

SECTION 10.14. Resignation by the Liquidity Agent . . . . 82
SECTION 10.15. Representation and Warranty and
		Covenants of the Banks and the
		Liquidity Agent . . . . . . . . . . . . . 82

SECTION 10.16. [Reserved] . . . . . . . . . . . . . . . . 84
SECTION 10.17. Third-Party Beneficiaries. . . . . . . . . 84
SECTION 10.18. Governing Law. . . . . . . . . . . . . . . 84
SECTION 10.19. Waiver And Jury Trial. . . . . . . . . . . 84
SECTION 10.20. Jurisdiction; Consent to Service of
		Process . . . . . . . . . . . . . . . . . 85

SECTION 10.21. Entire Agreement . . . . . . . . . . . . . 85
SECTION 10.22. Acknowledgements . . . . . . . . . . . . . 86

EXHIBIT A  Form of Revolving Loan Note
EXHIBIT B  Form of Refunding Loan Note
EXHIBIT C  Form of Pooling and Servicing Agreement
EXHIBIT D  Form of Depositary Agreement
EXHIBIT E  Form of Security Agreement
EXHIBIT F  Form of Assignment and Acceptance
EXHIBIT G  Form of Notice of Revolving Borrowing
EXHIBIT H  Form of Notice of Refunding Borrowing
EXHIBIT I  Form of Opinion of Counsel to the CP Issuer
EXHIBIT J  Form of Opinion of Counsel to the Trustee
EXHIBIT K  Form of Opinion of Counsel to the Banks
EXHIBIT L  Form of Opinion of Domestic Counsel to the LOC
	   Issuers
EXHIBIT M  Form of Opinion of Foreign Counsel to the LOC
	    Issuers
SCHEDULE 1 Percentage of Liquidity Commitments
SCHEDULE 2 Notices
SCHEDULE 3 List of Initial Participants

ANNEX X    Definitions






     LIQUIDITY AGREEMENT dated as of February 10, 1993, among DISTRIBUTION FUNDING CORPORATION, a Delaware corporation (the "CP Issuer"), INGRAM FUNDING INC., a Delaware corporation (the "Transferor" or "Funding"), INGRAM INDUSTRIES INC., a Tennessee corporation ("Ingram"), the banks from time to time parties hereto (each, together with its successors and assigns, a "Bank" and collectively, together with their successors and assigns, the "Banks") and CHEMICAL BANK, as agent for the Banks (together with its successors and assigns in such capacity, the "Liquidity Agent"), with The Bank of Nova Scotia, NationsBank of North Carolina, N.A. and the Industrial Bank of Japan, Limited, Atlanta Agency, as Lead Managers.

     WHEREAS, the CP Issuer proposes to issue and sell its promissory notes in the commercial paper market and to utilize the net proceeds thereof to acquire from the Transferor the Variable Funding Certificate issued by Ingram Funding Master Trust pursuant to a Pooling and Servicing Agreement dated as of February 10, 1993 among the Transferor, as Transferor, Ingram, as Servicer, and Chemical Bank, as Trustee;

     WHEREAS, as a condition to the CP Issuer's acquisition of the Variable Funding Certificate, the Transferor has made application to the Banks for the commitment of the Banks to make loans to the CP Issuer, the proceeds of which shall be used in accordance with Section 4.03;

     WHEREAS, Ingram has conveyed the Receivables supporting the Variable Funding Certificate to the Transferor (prior to the Transferor's conveyance of such Receivables to the Trust), will act as Servicer thereof, and is willing to make certain agreements for the benefit of the Banks as provided herein; and

     WHEREAS, subject to the terms and conditions set forth herein, the Banks are willing to make loans to the CP Issuer.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


				 ARTICLE I

		       Definitions and Accounting Terms

     SECTION 1.01 Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Annex X annexed hereto.

     SECTION 1.02 Accounting and Financial Determinations. (a) Unless otherwise specified, all accounting terms used herein or in any other Facilities Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder shall be made, in accordance with those U.S. generally accepted accounting principles ("GAAP") as applied in the preparation of the financial statements of Ingram and its consolidated Subsidiaries or of the CP Issuer as the case may be.

	      (b) If, after the Closing Date, there shall be any change to Ingram's fiscal year, or any modification in GAAP used in the preparation of the financial statements delivered pursuant to the Facilities Documents (whether such modification is adopted or imposed by FASB, the American Institute of Certified Public Accounts, the U.S. Securities and Exchange Commission or any other professional or governmental body) which changes result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes, with the desired result that the evaluations of Ingram or, as the case may be, any of its affiliates' financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the parties hereto have reached a definitive agreement on such amendments, Ingram's or, as the case may be, each such affiliates' financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements previously delivered pursuant to the Facilities Documents.


				ARTICLE II

			Commercial Paper Operations

SECTION 2.01 Issuance of Commercial Paper.

	      (a) Subject to the provisions of this Agreement and the other Facilities Documents, the CP Issuer may, from time to time on or after the Closing Date and prior to the fifth Business Day preceding the latest Expiration Date then in effect, issue and sell Commercial Paper. Notwithstanding the foregoing, if the CP Issuer, the CP Dealer and the Depositary are in receipt of instructions then in effect from the Liquidity Agent, given in accordance with this Section 2.01(a), not to issue or deliver Commercial Paper because (i) the Liquidity Commitment shall have been terminated hereunder pursuant to Section 4.01(a) or 4.01(b), (ii) the Liquidity Commitment is otherwise terminated in whole for any reason in accordance herewith, (iii) the issuance of Commercial Paper is prohibited by the provisions of Section 5.03, (iv) the conditions precedent specified in Section 6.02 with respect to the issuance of Commercial Paper have not been satisfied, or (v) the rating by S&P or Fitch on the Commercial Paper shall be withdrawn or reduced below A-1 or F-1, respectively (provided, that if such reduction or withdrawal results from the withdrawal or downgrading of a Bank's rating by S&P or Fitch, the CP Issuer shall not be prohibited from issuing Commercial Paper pursuant to this clause (v) until the 60th day after the first date on which such rating of such Bank was withdrawn or downgraded, and then only if during such period the rating(s) on the Commercial Paper so withdrawn or reduced shall not have been restored); then, in all cases described in (i) through (v) above, the CP Issuer shall, in addition to any other prohibition contained herein or in any other Facilities Document, be prohibited from issuing Commercial Paper and shall not issue Commercial Paper, other than (1) all Commercial Paper sold by the CP Dealer prior to the receipt of such instructions from the Liquidity Agent, (2) Commercial Paper sold after receipt of instructions from the Liquidity Agent in accordance with Section 4(e) of the CP Dealer Agreement after the time of receipt of such instructions and (3) the Commercial Paper sold in compliance with the parenthetical in clause (v) above; provided, that the Liquidity Agent shall have no obligation to deliver any such instructions except promptly upon the instructions of the Required Banks; provided, further, that any delivery by the Liquidity Agent of any such Instructions shall be subject to the provisions of Section 10.13(c). Any instructions from the Liquidity Agent to the CP Issuer, the CP Dealer and the Depositary in accordance with this Section 2.01(a) shall specify one or more of the events described in clauses (i) through (v) as being the reason(s) to cease issuing and delivering Commercial Paper. The Liquidity Agent agrees that it shall only instruct the CP Issuer, the CP Dealer and the Depositary not to issue and sell Commercial Paper if there shall have occurred one or more of the events described in clauses (i) through (v) of this Section 2.01(a). Additionally, if the CP Issuer has actual knowledge that one or more of the events described in clauses (i) through (v) above has occurred, the CP Issuer agrees that it shall not sell or issue Commercial Paper, unless the CP Issuer shall have notified the Liquidity Agent of the occurrence of such event and the Liquidity Agent (as directed by the Required Banks) shall not have instructed the CP Issuer, the Depositary and the CP Dealer to cease issuing Commercial Paper. Concurrently with the giving of any such instructions to the CP Issuer, the CP Dealer, and the Depositary, the Liquidity Agent shall give notice thereof to the Collateral Agent, the Trustee, the Transferor and the Rating Agencies known to it to have provided investment ratings with respect to the Commercial Paper, but failure to do so shall not impair the effectiveness of such instructions.

	      (b) The CP Issuer agrees that each note constituting Commercial Paper shall (i) be in the form of Exhibit A to the Depositary Agreement and be completed in accordance with this Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, (iv) subject to the penultimate sentence of this Section 2.01(b), have a maturity date which shall not be later than the fifth Business Day prior to the latest Expiration Date then in effect, (v) have a CP Matured Value of $250,000 or an integral multiple of $1,000 in excess of S250,000 and (vi) be exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof; provided, that no issuance of Commercial Paper shall be made if, after giving effect to such issuance and the use of the proceeds thereof, Advances would exceed the sum of (i) the Available Liquidity Commitment and (ii) the Capitalized Interest Component on the date of issuance; provided, further, that no issuance of Commercial Paper shall be made if, after giving effect to such issuance and the use of the proceeds thereof, the sum of (i) Advances and (ii) the Interest Component of all Outstanding Commercial Paper would exceed the Adjusted Liquidity Commitment; and provided, further, (i) that no Commercial Paper shall have a maturity date later than the 180th day next succeeding the date of issuance of such Commercial Paper, and (ii) on any day no more than 75% of all Outstanding Commercial Paper shall have a maturity date of later than the 90th day next succeeding such date. If any Bank has notified the Liquidity Agent pursuant to Section 4.02(a) hereof that such Bank will not extend its Percentage of the Liquidity Commitment beyond the Expiration Date then in effect with respect to such Bank and such Bank has not been replaced by the CP Issuer, then (A) the Aggregate CP Matured Value of Outstanding Commercial Paper maturing on or after such Expiration Date shall not exceed the Adjusted Liquidity Commitment then in effect minus such Bank's Percentage thereof (the "Reduced Commitment Amount") and (B) in connection therewith, during the period commencing on the 60th day prior to such Expiration Date and ending on such Expiration Date, the CP Issuer shall manage the issuance and maturities of the Commercial Paper such that the Aggregate CP Matured Value of Outstanding Commercial Paper during such 60-day period shall be gradually reduced to less than or equal to the Reduced Commitment Amount. Subject to the provisions of the Depositary Agreement, all Commercial Paper shall be delivered and issued against payment therefor in immediately available funds on the date of issuance, and otherwise in accordance with the terms of this Agreement and the Depositary Agreement.

SECTION 2.02 Commercial Paper Account; Payment of Commercial Paper. Contemporaneously with the execution and delivery by the CP Issuer of the Depositary Agreement, and for the purposes of this Agreement, the Security Agreement and of the Depositary Agreement, the Depositary shall establish at its corporate trust office in the City of New York a segregated trust account for the exclusive benefit of the holders of the outstanding Commercial Paper (said account being referred to herein and in the Depositary Agreement as the Commercial Paper Account"), over which the Depositary shall have exclusive control and sole right of withdrawal. Proceeds of the sale of Commercial Paper shall be deposited in the Commercial Paper Account only to the extent necessary to pay matured and concurrently maturing Commercial Paper, whether or not presented to the Depositary for payment; otherwise proceeds of the sale of Commercial Paper shall be deposited in the Collateral Account and applied according to the terms of the Security Agreement.


				ARTICLE III

				   Loans

     SECTION 3.01 The Revolving Loans and the Refunding Loans; LOC
Disbursements.

	      (a) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees at any time and from time to time prior to (i) the Amortization Period Commencement Date with respect to the Variable Funding Certificate, to make Revolving Loans to the CP Issuer (provided, that no Revolving Loan shall be made as a C/D Rate Loan or a Eurodollar Rate Loan after the day that is 30 days or one month, respectively, prior to-any known Amortization Period Commencement Date) and
(ii) the Expiration Date then applicable to it, to make Refunding Loans to the CP Issuer, which Loans may be repaid and reborrowed in accordance with the provisions hereof and shall be made by the Banks pro rata on the basis of their respective Percentages. Notwithstanding anything to the contrary contained herein or in any writing delivered pursuant hereto, none of the Banks shall be committed or obligated to make any Non-Rata Loans to the CP Issuer at any time and the decision to make any Non-Rata Loan shall be within the sole and absolute discretion of each of the Banks. Any Non-Rata Loans that are made shall reduce the total amount available for Loans under the Liquidity Commitment, but shall not reduce the commitment of any Bank other than the Bank making the Non-Rata Loan.

	      (b) No Bank shall be required to make a Revolving Loan on any day if such amount could be obtained through the issuance of Commercial Paper on such day having an implied annual rate of interest less than the sum of the Base Rate plus five percent on such day or to the extent that the principal amount of such Revolving Loan would exceed, after giving effect to such Revolving Loan and the use of the proceeds thereof, an amount equal to such Bank's Percentage of the Unutilized Liquidity Commitment; provided, that no Bank shall be required to make a Revolving Loan if, after giving effect to such Revolving Loan, the aggregate principal amount of such Bank's Loans (including Refunding Loans) would exceed such Bank's Percentage of the Adjusted Liquidity Commitment.

	      (c) No Bank shall be required to make a Refunding Loan on any day to the extent that, after giving effect to such Refunding Loan and the use of the proceeds thereof, the principal amount of such Refunding Loan, together with (i) the aggregate principal amount of such Bank's Percentage of all other outstanding Loans (exclusive of Non-Rata Loans),
(ii) the principal amount of Non-Rata Loans outstanding from such Bank, and
(iii) such Bank's pro rata portion (determined by reference to its Percentage) of the Principal Component of Outstanding Commercial Paper would exceed the sum of

	      (A) such Bank's Percentage of (1) the Available Liquidity Commitment plus (2) the Capitalized Interest Component on the date of the making of such Refunding Loan,

	      (B) the lesser of (i) the excess of the Transferor Minimum Amount over the Transferor Eligible Amount on such day, and (ii) the amount of Credits on such day, and

	      (C) Specified Eligible Receivables on such day (without duplication of amounts included under clause (B) above);

provided, that no Bank shall be required to make a Refunding Loan if, after giving effect to such Loan and the use of the proceeds thereof, the aggregate principal amount of such Bank's Loans (including Revolving Loans) would exceed such Bank's Percentage of the Adjusted Liquidity Commitment. For purposes of this Section 3.01(c), "Specified Eligible Receivables" means at any day of calculation the aggregate amount of Principal Receivables which are not Adjusted Eligible Principal Receivables on such day but which were counted as Adjusted Eligible Principal Receivables on the date on which any Loan or Commercial Paper maturing on such day of calculation was made or issued (excluding Principal Receivables which have been paid or which have become Defaulted Receivables). On any day on which a Refunding Loan shall be requested, if the amount calculated under
(A) above is insufficient to permit such Refunding Loan to be made for the full amount requested, the Liquidity Agent shall immediately determine and advise the Banks as to the existence of amounts, if any, under subparagraph
(B) or (C) above.

	      (d) All Charge-Off Drawings made under the LOCs shall be applied to reduce outstanding Advances (which application shall be deemed to be simultaneous) so that, after giving effect to the application of the proceeds of any Charge-Off Drawing, outstanding Advances together with the aggregate outstanding LOC Disbursements shall not exceed the Liquidity Commitment.

     SECTION 3.02 Revolving Loans. (a) The CP Issuer shall give the Liquidity Agent at the Notice Office written notice substantially in the form of Exhibit G hereto (a "Notice of Revolving Borrowing") of each Borrowing to be comprised of Revolving Loans, no later than 11:00 a.m.
(New York City time) (a) three Working Days prior to the proposed date of such Borrowing, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans, (b) two Business Days prior to the proposed date of such Borrowing, if all or any part of the requested Revolving Loans are to be initially C/D Rate Loans, or (c) on the proposed date of such Borrowing, if all of the requested Revolving Loans are to be initially Base Rate Loans. Each Notice of Revolving Borrowing shall specify (i) the principal amount of such Borrowing, which shall be equal to (x) in the case of Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Liquidity Commitment is less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans or C/D Rate Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) the date of such Borrowing (which shall be a Business Day, in the case of Domestic Dollar Loans, or a Working Day, in the case of Eurodollar Loans), (iii) that the Commercial Paper market is unavailable to the CP Issuer or that the imputed annual rate of interest for Commercial Paper Notes that could have been issued on the date of the Notice of Revolving Borrowing would have been in excess of the sum of the Base Rate plus five per cent, (iv) that such Borrowing is to be a Revolving Borrowing, (v) whether the Borrowing is to be of Eurodollar Loans, Base Rate Loans, C/D Rate Loans or a combination thereof and (vi) if the Borrowing is to be entirely or partly of Base Rate Loans, Eurodollar Loans or C/D Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Subject to and upon the terms and conditions herein set forth each Bank shall make a Revolving Loan in a principal amount equal to its Percentage of the amount requested in such Notice of Revolving Borrowing.

	      (b) Each Notice of Revolving Borrowing, once given, shall not be revocable by the CP Issuer. The CP Issuer shall also deliver to the Trustee and the Transferor a copy of such notices. The Liquidity Agent shall notify each Bank of its receipt of a Notice of Revolving Borrowing by 12:00 noon (New York City time) on the day such notice is given.

	      (c) Each outstanding Revolving Loan shall mature on the Expiration Date applicable to the Bank making such Loan; provided, however, that such Revolving Loan made by such Bank shall be prepayable on any Interest Payment Date without breakage costs and any other Business Day in accordance with and upon payment of the breakage costs required by Sections
3.16 and 5.02.

	      (d) No Revolving Loan shall be made on or after the Amortization Period Commencement Date. Any Revolving Loan outstanding on the Amortization Period Commencement Date, if not repaid in full upon the expiration of the then Interest Period applicable thereto, shall be refinanced with a Refunding Loan.

     SECTION 3.03 Refunding Loans. (a) If, on any Business Day that Commercial Paper matures, the amount required to pay in full the CP Matured Value of all Commercial Paper maturing on such day is more than the sum of
(i) the net amount obtained by the maximum issuance of Commercial Paper on such day permitted under this Agreement and the other Facilities Documents plus (ii) the amount available for payment of such Commercial Paper in the Commercial Paper Account and the Collateral Account, after giving effect to all transfers on such Business Day to such accounts required by the Security Agreement (the amount of such excess, the "Commercial Paper Deficit"), the Banks shall, upon the request of the CP Issuer or the Depositary, as attorney-in-fact for the CP Issuer pursuant to Section 5(b) of the Depositary Agreement, in accordance with Section 3.03(b), and subject to and upon the terms and conditions of Section 6.03 and as otherwise herein set forth, make Refunding Loans in an aggregate principal amount equal to the lesser of (i) the Commercial Paper Deficit and (ii) the maximum amount of Refunding Loans able to be made without contravening the provisions of Section 3.01(c). For the purposes of this Section, Commercial Paper maturing on any day which has been paid from an advance made by the Depositary shall nonetheless be deemed to be unpaid. Refunding Loans shall be made only as Base Rate Loans provided, that subject to
Section 3.02 and the other conditions thereto provided for in this Agreement, Refunding Loans may be refinanced with Revolving Loans.

	      (b) The CP Issuer or the Depositary, as attorney-in-fact for the CP Issuer pursuant to Section 5(b) of the Depositary Agreement, shall give the Liquidity Agent telephonic notice promptly confirmed in writing at the Notice Office substantially in the form of Exhibit H hereto (a "Notice of Refunding Borrowing") of each Borrowing that is to be comprised of Refunding Loans. Each such Notice of Refunding Borrowing shall set forth
(i) the aggregate principal amount of such Borrowing and (ii) that such Borrowing is to be a Refunding Borrowing. Subject to and upon the terms and conditions hereof, each Bank shall make a Refunding Loan in a principal amount equal to its Percentage of the amount requested in such Notice of Refunding Borrowing (x) if such Notice of Refunding Borrowing is received by the Liquidity Agent prior to 12:00 noon (New York City time) on any Business Day, on such Business Day, and (y) if such Notice of Refunding Borrowing is not received by the Liquidity Agent prior to 12:00 noon (New York City time) on any Business Day, on the Business Day next succeeding such Business Day.

	      (c) Each Notice of Refunding Borrowing, once given, shall not thereafter be revocable by the CP Issuer. The Liquidity Agent shall also deliver to the Trustee and the Transferor a copy of such notices. The Liquidity Agent shall notify each Bank of its receipt of a Notice of Refunding Borrowing by 12:30 p.m., New York City time, on the day such notice is given.

	      (d) Each outstanding Refunding Loan and Non-Pro Rata Refunding Loan made by a Bank shall mature on the Expiration Date for such Bank; provided, however that such Refunding Loan and Non-Pro Rata Refunding Loan shall be prepayable (or refinanceable) at any time in accordance herewith.

	      (e) If, on the fifth Business Day prior to the Expiration Date with respect to any Bank which has notified the Liquidity Agent that it will not extend its Percentage of the Liquidity Commitment pursuant to
Section 4.02(a) and if, notwithstanding the penultimate sentence of Section 2.01(b), the Aggregate CP Matured Value of Commercial Paper Outstanding on such fifth prior Business Day exceeds the Reduced Commitment Amount, as defined in such penultimate sentence, (such excess, the "Reduced Commitment Excess") then, in accordance with the time periods contained in this
Section 3.03, the CP Issuer or the Depositary as its attorney-in-fact shall request of the Liquidity Agent a Refunding Loan to be made by each such Exiting Bank (a "Non Pro-Rata Refunding Loan") in an amount equal to such Exiting Bank's allocable share (relative to other Banks, if any, not extending their respective Percentages of the Liquidity Commitment based on their respective existing Percentages of the Liquidity Commitment) of such Reduced Commitment Excess to be made on such fifth prior Business Day.
Such notice shall be given by telephone, promptly confirmed in writing, and shall be substantially in the form of Exhibit H hereto with appropriate modifications. The Liquidity Agent shall, by 12:30 p.m., New York City time, notify each Bank which is to make a Non Pro-Rata Refunding Loan on such day. Each Bank shall make available the proceeds of its Loan in accordance with Section 3.04(b). The Liquidity Agent shall notify the Depositary of the amount, if any, of any such Non-Pro-Rata Refunding Loan made or to be made on such fifth Business Day.

	      (f) Each Notice of Non Pro-Rata Refunding Borrowing, once given, shall not thereafter be revocable by the CP Issuer. The Liquidity Agent shall also deliver to the Trustee and the Transferor a copy of such notices.

     SECTION 3.04 Disbursement of Funds. (a) Not later than 2:30 p.m. (New York City time) on the date specified in each Notice of Revolving Borrowing as the proposed date of the Borrowing, each Bank, so long as such Bank has received notice from the Liquidity Agent in accordance with the final sentence of Section 3.02(b), will notify the Liquidity Agent whether such Bank will make funds available by 3:00 p.m. and will make available in freely transferable U.S. dollars and in immediately available or same day funds its Percentage of such Revolving Loan at the Payment Office by 3:00 p.m. Unless the Liquidity Agent determines that any condition specified in
Section 6.02 has not been satisfied, the Liquidity Agent will remit the aggregate of the amounts so made available by the Banks to the Collateral Account not later than 3:00 p.m. (New York City time).

	      (b) Not later than 2:30 p.m. (New York City time) on the date for a Refunding Loan, each Bank will notify the Liquidity Agent whether such Bank will make funds available by 3:00 p.m. and will, so long as such Bank has received notice from the Liquidity Agent in accordance with the last sentence of Section 3.03(c), make available in freely transferable U.S. dollars and in immediately available or same day funds its Percentage of such Refunding Loan at the Payment Office by 3:00 p.m. Unless the Liquidity Agent determines that any condition specified in Section 3.03(a) or 6.03 has not been satisfied, the Liquidity Agent will promptly remit the aggregate amount of such funds made available by the Banks to the Commercial Paper Account not later than 3:00 p.m. (New York City time).

	      (c)  If any Bank shall not fund a Loan as described in
Section 3.04(a) or Section 3.04(b), the Liquidity Agent shall not have any obligation to fund such Loan. Unless the Liquidity Agent shall have received written notice from a Bank prior to the time such Bank is required to make funds available to the Liquidity Agent pursuant to Section 3.04(a) or 3.04(b), as the case may be, that such Bank will not make such funds available to the Liquidity Agent, the Liquidity Agent may (but in no event shall be required to) assume that such Bank has made such funds available to the Liquidity Agent on the date of such payment in accordance with
Section 3.04(a) or Section 3.04(b), as the case may be, and the Liquidity Agent may (but in no event shall be required to), in reliance upon such assumption, remit a corresponding amount in accordance with the last sentence of Section 3.04(a) or 3.04(b), as the case may be. If and to the extent such Bank shall not have so made such funds available to the Liquidity Agent, such Bank irrevocably and unconditionally agrees to repay to the Liquidity Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such remittance is made by the Liquidity Agent until the date such amount is repaid to the Liquidity Agent, an amount equal to the product of (i) the daily average federal funds rate during such period as quoted by the Liquidity Agent, times (ii) the amount of such Bank's Percentage of the Borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including the Borrowing date to the date on which such Bank's Percentage of such Borrowing shall have become immediately available to the Liquidity Agent and the denominator of which is 360. The failure of any Bank to make a Loan shall not affect the obligation of any other Bank to make a Loan as required hereunder. No Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank on the date of any Borrowing. A certificate of the Liquidity Agent submitted to any Bank with respect to any amounts owing under this Section 3.04(c) shall be conclusive in the absence of manifest error. If such Bank's Percentage of such Borrowing is not in fact made available to the Liquidity Agent by such Bank within three Business Days of the proposed date of such Borrowing, the Liquidity Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the CP Issuer.

     SECTION 3.05 The Loan Notes. The Revolving Loans and Refunding Loans made by each Bank shall be evidenced by a Revolving Loan Note and a Refunding Loan Note, duly executed on behalf of the CP Issuer, in substantially the form attached hereto as Exhibits A and B, respectively, with the blanks appropriately filled, payable to the order of such Bank and each of which shall: (i) be dated the Initial Closing Date; (ii) collectively be in an aggregate principal amount equal to the Liquidity Commitment and individually be in a principal amount equal to such Bank's Percentage of the Liquidity Commitment; subject, however, to the provisions of such Loan Note to the effect that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of all Loans and Non-Rata Loans made by such Bank; (iii) be stated to mature on the Expiration Date; (iv) bear interest as provided in Section 3.06;
(v) be payable to the order of such Bank; and (vi) be entitled to the benefits of this Agreement and the Security Agreement. The Notes, amended or supplemented as may be necessary to reflect the terms thereof, shall also evidence all Non-Rata Loans made by such Bank. Each Bank shall, and is hereby authorized to, endorse on the schedule attached to each Loan Note (or on a continuation of such schedule attached to such Loan Note and made a part thereof or otherwise to record in such Bank's internal records), an appropriate notation evidencing the date and the amount of each Loan from such Bank and the date of each payment or prepayment of principal thereon (which notations shall be conclusive in the absence of manifest error) and, prior to any transfer of its Loan Note, such Bank shall endorse the outstanding principal amount of its Loans on the applicable Loan Note on the schedule attached thereto; provided, however, that the failure of any Bank to make such notation or any failure therein shall not affect the obligation of the CP Issuer to repay the Loans made by such Bank in accordance with the terms of this Agreement and the applicable Loan Notes or otherwise adversely affect such Bank's rights with respect to any Loan.

     SECTION 3.06 Interest. (a) The CP Issuer agrees to pay interest in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the CP Issuer until maturity (whether by acceleration or otherwise), at a rate per annum which shall equal (x) in the case of a Refunding Loan the Base Rate plus the Applicable Margin and (y) in the case of a Revolving Loan a rate equal to (at the option of the CP Issuer): (i) the Base Rate plus the Applicable Margin,
(ii) the C/D Rate plus the Applicable Margin or (iii) the Eurodollar Rate plus the Applicable Margin.

	      (b) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the Expiration Date with respect to a Bank, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of overdue principal, the Post-Default Rate or (y) in the case of overdue interest, 2% above the Base Rate plus the Applicable Margin, in each case from the date of such non-payment until such amount is paid in full (both before and after judgment).

	      (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity and upon payment (including prepayment) in full thereof, provided that interest payable pursuant to paragraph (b) of this subsection shall be payable on demand.

     SECTION 3.07 Commitment Fees. The CP Issuer agrees to pay to the Liquidity Agent, for the account of each Bank pro rata in accordance with its Percentage (i) on the Initial Closing Date a commitment fee equal to 0.10% of the Liquidity Commitment minus the LOC Commitment and (ii) quarterly thereafter beginning on the Settlement Date following the third month anniversary of the Initial Closing Date and on the date on which the Liquidity Commitment shall be terminated as provided herein, a commitment fee of 0.375% per annum, payable in arrears, on the average daily amount of the Liquidity Commitment minus the LOC Commitment less the average daily amount of the Loans (plus the amount of any Non-Rata Loans) outstanding during the preceding three Settlement Periods (or longer or shorter period, as the case may be, with respect to the first and last payment under clause
(ii) above); provided, that Non-Rata Loans made by any Bank shall be allocated only to such Bank in reduction of the commitment fee payable to such Bank. All fees shall be computed on the basis of the actual number of days elapsed in a year of 365/366 days. The fees due to the Banks under clause (ii) of the preceding sentence shall commence to accrue on the Initial Closing Date, shall cease to accrue on the earlier of the Expiration Date and the termination of the Liquidity Commitment as provided herein, and shall be paid in accordance with Section 9 of the Security Agreement.

     SECTION 3.08 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Loans comprising (i) each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) each C/D Rate Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (iii) each Base Rate Loan shall be equal to $5,000,000 or whole multiples of $1,000,000 in excess thereof.

     SECTION 3.09 Requirements of Law. (a) In the event that any Regulatory Change:

	      (i) shall subject any Bank or its Domestic Lending Office or Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan or C/D Rate Loan made by it, or changes the basis of taxation of payments to such Bank or its Domestic Lending Office or Eurodollar Lending Office in respect thereof (except for taxes covered by Section 3.10 and changes in the rate of tax on the overall net income of such Bank);

	      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by or for the account of, any office of such Bank which is not otherwise included in the determination of the LIBO Rate or the C/D Rate hereunder; or

	      (iii) shall impose on such Bank or its Domestic Lending Office or Eurodollar Lending Office any other condition;

and the result of any of the foregoing is to increase the cost of such Bank or its Domestic Lending Office or Eurodollar Lending Office, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or C/D Rate Loans, or to reduce any amount receivable by it in respect of its Eurodollar Loans or C/D Rate Loans, then, in any such case (unless such Bank has been compensated for such increase or reduction by an increase in interest or otherwise by Regulatory Change), provided that, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for, the CP Issuer shall promptly pay such Bank, upon its demand (a copy of such request, describing such Regulatory Change and setting forth a calculation of such additional cost or reduction to be sent by such Bank to the CP Issuer and the Liquidity Agent), any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable as determined by such Bank. If any Bank becomes entitled to claim any additional amounts pursuant to this Section
3.09, it shall promptly notify the CP Issuer, through the Liquidity Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this
Section 3.09(a) submitted by an officer of a Bank, through the Liquidity Agent, to the CP Issuer shall be rebuttable presumptive evidence of the amount due. If any Bank requests payment of increased costs from the CP Issuer, such Bank shall, upon request of the CP Issuer, use reasonable efforts to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be, for the purpose of minimizing such increased costs; provided that nothing herein shall obligate such Bank to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be, or to take any other steps, which the Bank considers in its sole judgment to be adverse to its interests. This covenant shall survive the termination of this Agreement and the payment of the Loan Notes and all other amounts payable hereunder.

	      (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by any amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Liquidity Agent), provided that, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for, the CP Issuer shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. A certificate as to any additional amounts payable pursuant to this
   Section 3.09(b) submitted by an officer of such Bank shall be rebuttable presumptive evidence of the amount due. If the CP Issuer becomes obligated to pay additional amounts described in this Section 3.09(b) as a result of any condition described in this Section 3.09(b) and payment of such amount is demanded by any Bank, then the CP Issuer may, on ten Business Days' prior written notice to the Liquidity Agent and such Bank, cause such Bank to (and such Bank shall) assign pursuant to
   Section 10.05 all of its rights and obligations under this Agreement to a bank or financial institution selected by the CP Issuer, provided that in no event shall the assigning Bank be required to pay or surrender to such purchasing Bank or other bank or financial institution any of the fees received by such assigning Bank pursuant to this Agreement.

	      (c) In the event that the CP Issuer shall be required to pay additional amounts pursuant to Sections 3.09(a) or (b) above and any Bank shall receive, after the payment of such additional amounts to it by the CP Issuer, a tax credit or benefit relating to the event which required the CP Issuer to pay such additional amounts, the CP Issuer shall be reimbursed by such Bank in an amount equal to such tax credit or benefit; provided, however, that such amount shall not exceed the additional amount paid to such Bank by the CP Issuer.

     SECTION 3.10 Taxes. (a) All payments made by the CP Issuer under this Agreement and the Loan Notes shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Liquidity Agent and each Bank, net income and franchise taxes based upon net income imposed on the Liquidity Agent, or such Bank, as the case may be, by the jurisdiction under the laws of which it is organized or in which is located any office from or at which such Bank is making or maintaining its Loans, or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called Taxes). If any Taxes are required to be withheld from any amounts payable to the Liquidity Agent or any Bank hereunder or under the Loan Notes, provided that, in accordance with
Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for, the amounts so payable to the Liquidity Agent or such Bank shall be increased to the extent necessary to yield to the Liquidity Agent or such Bank (after payment of all Taxes) interest or any other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the CP Issuer, as promptly as possible thereafter the CP Issuer shall send to the Liquidity Agent for its own account or for the account of such Liquidity Agent or Bank, as the case may be, a certified copy of the original official receipt, if any, received by the CP Issuer showing payment thereof. If the CP Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Liquidity Agent the required receipts or other required documentary evidence, the CP Issuer shall, subject to Section 10.12, indemnify the Liquidity Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Liquidity Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loan Notes and all other amounts payable hereunder.

   (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that prior to the Closing Date it will deliver to the CP Issuer and the Liquidity Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, or (ii) an Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form. Each such Bank also agrees to deliver to the CP Issuer and the Liquidity Agent two further copies of the said Form 1001 or 4224 or Form W-8 or W-9, as applicable, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the CP Issuer and the Liquidity Agent, and such extensions or renewals thereof as may reasonably be requested by the CP Issuer or the Liquidity Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the CP Issuer that it is not capable of so receiving payments without any deduction or withholding, or
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

     SECTION 3.11 Computation of Interest and Fees. (a) Interest on Base Rate Loans and the Liquidity Fee shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for actual days elapsed. Interest on Eurodollar Loans and C/D Rate Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Liquidity Agent will, as soon as practicable, notify the CP Issuer and the Banks of each determination of a Eurodollar Rate and a C/D Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the C/D Assessment Rate or the C/D Reserve Percentage becomes effective, as the case may be. The Liquidity Agent shall as soon as practicable notify the CP Issuer and the Banks of the effective date and the amount of each such change in interest rate.

	      (b) Each determination of an interest rate by the Liquidity Agent pursuant to any provision of this Agreement shall be rebuttable presumptive evidence of the correctness of such interest rate.

	      (c) If any Reference Bank's Percentage of the Liquidity Commitment or all of its Loans shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and, if, as a result of the foregoing, there shall only be one Reference Bank remaining, such remaining Reference Bank (after consultation with Ingram, the CP Issuer, the Banks and the Liquidity Agent) shall, by notice to the CP Issuer, each Bank and the Liquidity Agent (subject to the prior written consent of each of Ingram and the CP Issuer which consent shall not be unreasonably withheld), designate another Bank as a Reference Bank so that there shall at all relevant times be at least two Reference Banks.

	      (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Liquidity Agent as contemplated hereby. If any Reference Bank shall be unable or shall otherwise fail to supply such rates to the Liquidity Agent upon its request, the rate of interest shall, subject to the provisions of Section 3.13, be determined on the basis of the quotation of the remaining Reference Banks.

	      (e) Supplemental Payments that are not paid within 30 days after a demand has been made therefor pursuant to this Agreement shall accrue interest at a rate per annum equal to the Base Rate, payment of which interest may be made only if, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and Refunding Drawings are then satisfied or provided for.

     SECTION 3.12 Pro Rata Treatment and Payments. (a) Each borrowing by the CP Issuer of Loans from the Banks hereunder and, except with respect to payments to a Bank pursuant to Section 3.09(b), each payment by the CP Issuer on account of any Loan or fee payable hereunder and any reduction of the Liquidity Commitment of the Banks shall be made pro rata according to the respective Percentages of the Banks.

	      (b) Whenever any payment received by the Liquidity Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Liquidity Agent and the Banks under this Agreement and the Notes, and the Liquidity Agent has not received a Payment Sharing Notice (or the Liquidity Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived), such payment shall be distributed and applied by the Liquidity Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Liquidity Agent under and in connection with this Agreement; second, to the payment of interest then due and payable under the Loan Notes, ratably among the Banks in accordance with the aggregate amount of interest owed to each such Bank; third, to the payment of fees due and payable under Section 3.07, ratably among the Banks in accordance with their Percentages; fourth, to the payment of the principal amount of the Loan Notes which is then due and payable, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank; and fifth, to the payment of all expenses due and payable under Sections 3.09, 3.10, 3.15, 3.16, 3.18,
5.02 and 10.04, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank.

	      (c) After the Liquidity Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Liquidity Agent under this Agreement or any other Facilities Document shall be distributed and applied by the Liquidity Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Liquidity Agent under and in connection with this Agreement; second, to the payment of the interest accrued on the principal amount of all of the Loan Notes, regardless of whether any such amount is then due, ratably among the Banks in accordance with the aggregate accrued interest; third, to the payment of fees due and payable under Section 3.07, ratably among the Banks in accordance with their Percentages; fourth, to the aggregate principal amount of the Loan Notes owed to such Bank, regardless of whether any such amount is then due, ratably among the Banks in accordance with the aggregate principal amount owed to each such Bank; and fifth, to the payment of all expenses due and payable under Sections 3.09, 3.10, 3.15, 3.16, 3.18, 5.02 and 10.04, ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank.

     SECTION 3.13 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

	      (a) the Liquidity Agent shall have determined after use of reasonable endeavors (which determination shall be conclusive and binding upon the CP Issuer) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate or the C/D Rate for such Interest Period, or

	      (b) the Liquidity Agent shall have received notice from the Required Banks that the LIBOR Rate or the C/D Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such interest period, the Liquidity Agent shall give telex, telecopy or telephonic notice thereof to the CP Issuer and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans or C/D Rate Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Revolving Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Liquidity Agent, no further Eurodollar Loans or C/D Rate Loans, as the case may be, shall be made or continued as such, nor shall the CP Issuer have the right to convert Revolving Loans to Eurodollar Loans or C/D Rate Loans, as the case may be.

     SECTION 3.14 Downgrading of Banks. If at any time the credit rating assigned to the short-term obligations of any Bank by S&P or Fitch is withdrawn or downgraded below A-1 or F-1, respectively, such Bank shall immediately notify the CP Issuer, the Collateral Agent, the Liquidity Agent, the CP Dealer and the Depositary of such withdrawal or downgrade, and the CP Issuer may, upon five Business Days' prior written notice given to the Trustee, the Transferor, the Depositary, the Liquidity Agent and such affected Bank, either (a) replace such affected Bank with another bank having ratings of at least A-1 assigned by S&P and, if rated by Fitch, F-1 assigned by Fitch, to its short-term obligations or with a Bank already a party to this Agreement whose short-term obligations have been assigned such ratings (and the affected Bank and the replacing bank shall execute an Assignment and Acceptance, which shall provide for a transfer to such replacement bank of the entire Percentage of the Liquidity Commitment and all outstanding Loans of such Bank (if any), and deliver it to the Liquidity Agent and the Depositary), but no such replacement pursuant to this clause (a) shall be effective unless S&P and Fitch shall have confirmed in writing to the CP Issuer and the Liquidity Agent that such replacement would not result in a withdrawal or reduction of the rating by S&P and Fitch of the Commercial Paper below A-1 and F-1, respectively; or
(b) subject to compliance with Section 4.01(b), terminate such affected Bank's Percentage of the Liquidity Commitment and reduce the Liquidity Commitment by such amount except that in no event shall any such action under this clause (b) be effective hereunder if the sum of (i) the Aggregate CP Matured Value and (ii) the outstanding principal amount of all Loans hereunder would exceed the Liquidity Commitment as so reduced.

     SECTION 3.15 Illegaligy. Notwithstanding any other provision hereunder, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank or its Eurodollar Lending Office to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Domestic Dollar Loans to Eurodollar Loans shall forthwith be canceled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as may be required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then-current Interest Period with respect thereto, the CP Issuer shall pay to such Bank such amounts, if any, as may be required pursuant to Section
3.16 provided that, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for.

     SECTION 3.16 Indemnity. Subject to Section 10.12, the CP Issuer agrees to indemnify each Bank for, and to hold such Bank harmless from, any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the CP Issuer in payment when due of the principal amount of or interest on any Eurodollar Loan or C/D Rate Loan, (b) default by the CP Issuer in making a borrowing of, conversion into or continuance of Eurodollar Loans or C/D Rate Loans after the CP Issuer has given a notice requesting the same in accordance with the provisions of this Agreement or (c) default by the CP Issuer in making any prepayment after the CP Issuer has given a notice thereof in accordance with the provisions of this Agreement, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by an officer of a Bank, through the Liquidity Agent, to the CP Issuer shall be rebuttable presumptive evidence of the amount due. This covenant shall survive termination of this Agreement and payment of the Loan Notes and all other amounts payable hereunder.

     SECTION 3.17 Revolving Loan Conversion and Continuation Options. (a) With respect to Revolving Loans outstanding, the CP Issuer may elect from time to time to convert Eurodollar Loans or C/D Rate Loans to Base Rate Loans, and/or to convert Eurodollar Loans or Base Rate Loans to C/D Rate Loans, by giving the Liquidity Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans or C/D Rate Loans may only be made on the last day of any Interest Period with respect thereto. The CP Issuer may elect from time to time to convert Base Rate Loans or C/D Rate Loans to Eurodollar Loans by giving the Liquidity Agent at least three Working Days' prior irrevocable notice of such election, provided that any such conversion of C/D Rate Loans may, subject to the third succeeding sentence, only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Liquidity Agent shall promptly notify each Bank thereof. If the last day of the then current Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Working Day, such conversion shall be made on the next succeeding Working Day, and during the period from such last day to such succeeding Working Day such Loans shall bear interest as if they were Base Rate Loans. All or any part of outstanding Eurodollar Loans, Base Rate Loans and C/D Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan when any Event of Default has occurred and is continuing and the Liquidity Agent or the Required Banks have determined that such a conversion is not appropriate,
(ii) any such conversion may only be made if, after giving effect thereto,
Section 3.08 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan at the expiration of the then applicable Interest Period with respect thereto if the Amortization Period Commencement Date with respect to the Variable Funding Certificate shall have occurred.

	      (b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the CP Issuer giving notice to the Liquidity Agent, in accordance with the applicable provisions of the term "Interest Period" of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or C/D Rate Loan may be continued as such
(i) when any Event of Default has occurred and is continuing and the Liquidity Agent or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto,
Section 3.08 would be contravened or (iii) at the expiration of the then applicable Interest Period with respect thereto if the Amortization Period Commencement Date with respect to the Variable Funding Certificate shall have occurred and provided, further, that if the CP Issuer shall fail to give any required notice as described above in this paragraph such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

	      (c) Subject to Section 3.02 and the other conditions thereto provided for in this Agreement, Refunding Loans which are Base Rate Loans may be refinanced with Revolving Loans which shall then be subject to this
Section 3.17.

     SECTION 3.18 Eurodollar Reserve Costs. Provided that, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for, the CP Issuer agrees to pay to each Bank which requests compensation under this Section 3.18, on the last day of each Interest Period with respect to any Eurodollar Loan made by such Bank, so long as such Bank, together with all other banks similarly situated which maintain loans comparable to such Eurodollar Loan, shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Bank, together with such other banks similarly situated, may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank (or such other banks) which includes any Eurodollar Loans), an additional amount (determined by such Bank and notified to the CP Issuer) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Bank shall determine) of the actual costs, if any, incurred by such Bank during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

	      (i) the principal amount of the Eurodollar Loans made by such Bank to which such Interest Period relates outstanding on such day; and

		 (ii) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus
   (y) such numerator; and

		 (iii) a fraction the numerator of which is one and the denominator of which is 360.

     A certificate as to amounts payable pursuant to this Section 3.18 submitted by an officer of a Bank to the CP Issuer, through the Liquidity Agent, shall be rebuttable presumptive evidence of the amounts due.

     SECTION 3.19 Procedure for Non-Rata Loans. At the CP Issuer's request any Bank may, from time to time, agree to make Non-Rata Loans to the CP Issuer without a ratable Borrowing from any other Bank. The amount, Transaction Rate and fees payable with respect to such Non-Rata Loans, if any, shall be as agreed to from time to time by the CP Issuer and each Bank making a Non-Rata Loan. A Non-Rata Loan shall only reduce the total dollar commitment of the Bank making such Non-Rata Loan.

     SECTION 3.20 Procedure for Loans when Non-Rata Loans Outstandinq.

	      (a) If the CP Issuer requests a Loan at any time when there are Non-Rata Loans outstanding, each Bank shall, to the extent its Percentage of the Commitment exceeds its percentage of the outstanding balance of all Loans and Non-Rata Loans, fund such excess to the Liquidity Agent up to a maximum of its Percentage of such requested Loans. To the extent such excess is not equal to or greater than such Bank's Percentage of such requested Loans, the CP Issuer shall, by written notice to the Liquidity Agent prior to the date of such requested Loans, advise the Liquidity Agent that it has Non-Rata Loans outstanding with one or more of the Banks and that it is electing to take a credit against its request for such Loans by maintaining all or a portion of the requested Loans as Non-Rata Loans to the extent necessary in order for the Banks holding those Non-Rata Loans to meet their obligation to fund up to their respective Percentage of the requested Loans.

	      (b) At any time when requested Loans have been funded in whole or in part by Non-Rata Loans as provided in Section 3.19, the CP Issuer shall provide to the Liquidity Agent and the other Banks a weekly report detailing its records concerning the dates, maturities, amounts, balances, payment amounts and payment schedules of all Loans and Non-Rata Loans as of a date within two Business Days of the end of the calendar week. Such report shall also identify specifically those Non-Rata Loans used to fund all or a portion of any Loans in accordance with Section 3.19. Such report shall be delivered (i) with each Notice of Borrowing and (ii) more often if requested by the Liquidity Agent. The Liquidity Agent is hereby authorized to rely on such report in determining the appropriate distribution of payments of principal and interest on all Loans in accordance herewith. Delivery of the report required by this Section 3.20 shall constitute the CP Issuer's representation and warranty that the information contained in such report is true, correct and complete in all material respects as of the date of such report.

	      (c) Each Bank and the CP Issuer agree to indemnify and hold the Liquidity Agent harmless from any misdirection of funds due to the Liquidity Agent's reliance on the report submitted by the CP Issuer pursuant to Section 3.20(b). In the event an error in disbursement to the Banks is reported to the Liquidity Agent by any Bank, the CP Issuer and the Bank or Banks reporting the error shall separately recompute the disbursements using information supplied by the CP Issuer and the Banks. The Liquidity Agent shall resolve any discrepancies to the best of its ability and report the same to the CP Issuer and the Banks. Absent manifest error, the resolution reported by the Liquidity Agent shall be binding upon the CP Issuer and the Banks. The CP Issuer agrees to provide, on demand, such additional funds as may be necessary to correct any Borrowings in excess of amounts permitted hereunder in accordance with the Liquidity Agent's resolution.

	      (d) Notwithstanding the CP Issuer's election to take a credit against its request for Loans and the corresponding credit against any Bank's obligation to fund all or a portion of any Loans by maintaining Non-Rata Loans, such Non-Rata Loans shall for all purposes be treated as Non-Rata Loans.


				  ARTICLE IV

			      Other Credit Terms

     SECTION 4.01 Reduction and Termination of Liquidity Commitment. (a) The CP Issuer may, upon at least three Business Days' prior irrevocable written notice to the Trustee, the Transferor, the Liquidity Agent (who shall promptly give written notice thereof to each Bank), the CP Dealer and the Depositary, terminate the Liquidity Commitment in whole on or after the first date on which (i) the CP Issuer shall have ceased issuing Commercial Paper (as evidenced by an Officer's Certificate of the CP Issuer) and (ii) no Commercial Paper or Loans are outstanding.

	      (b) The CP Issuer shall have the right, at any time and from time to time, to permanently reduce the Liquidity Commitment by an amount of $5,000,000 or integrals of $1,000,000 in excess thereof. Any such reduction shall be without penalty, and shall be made by giving at least three Business Days' prior irrevocable written notice to the Liquidity Agent (who shall promptly give written notice thereof to each Bank), the CP Dealer and the Depositary specifying the scheduled date (which shall be a Business Day) of such reduction and the amount of such reduction. Such partial reduction of the Liquidity Commitment shall be effective on the scheduled date specified in the CP Issuer's notice; provided, however, that no such reduction shall be effective (i) unless S&P and Fitch shall have confirmed in writing to the CP Issuer and the Liquidity Agent that such reduction would not result in the withdrawal or reduction of the then current rating by S&P and Fitch of the Commercial Paper, and (ii) to the extent that, on the scheduled date of such reduction, the Requisite Commitment Level would exceed the Adjusted Liquidity Commitment as so reduced.

	      (c) On any day from and after the Amortization Period Commencement Date with respect to the Variable Funding Certificate, the Liquidity Commitment shall be automatically reduced by an amount equal to the excess, if any, of (i) the Liquidity Commitment in effect on such day over
(ii) the Requisite Commitment Level determined for such day.

	      (d) The Liquidity Agent shall give notice to the Rating Agencies, the CP Dealer and each Bank as to any change in the Liquidity Commitment promptly after any reduction or increase thereof made pursuant to
Section 4.01 or 10.16, and to the CP Dealer and each Bank as to any change in the outstanding aggregate principal amount of Loans, promptly after giving effect to such change.

     SECTION 4.02 Expiration of Liquidity Commitment. (a) Subject to the other provisions of this Agreement permitting or requiring earlier termination hereof, a Bank's Percentage of the Liquidity Commitment shall terminate on the Expiration Date then in effect with respect to such Bank unless such Bank elects in its sole discretion to extend its Percentage of the Liquidity Commitment for an additional two-year period following such Expiration Date (each such period, an "Extension Period"). On any Business Day occurring not earlier than July 31st nor later than August 30 of the year immediately preceding the year in which the then Expiration Date occurs, the CP Issuer or the Liquidity Agent may, by written notice to each Bank, request such Bank to extend its Percentage of the Liquidity Commitment for an additional Extension Period. Not later than October 31 of the year immediately preceding the year in which the then Expiration Date occurs, each Bank shall respond to the request to extend its Percentage by executing and delivering to the CP Issuer and the Liquidity Agent a written notice indicating whether or not such Bank will extend its Percentage of the Liquidity Commitment for such additional Extension Period and such notice, once given, shall be irrevocable. If any Bank does not give such notice as provided in the preceding sentence, its Percentage of the Liquidity Commitment shall be deemed to have been so extended. If any Bank elects not to extend its Percentage of the Liquidity Commitment for such Extension Period, the Liquidity Agent shall promptly notify the CP Issuer and the Depositary at the end of such notice period.

   (b) Not later than November 15 of the year immediately preceding the year in which the Expiration Date occurs, the Liquidity Agent shall notify all the Banks as to those Banks that have elected to extend or have been deemed to have elected to extend and of those Banks that have elected not to extend. If any Bank does not consent to the extension of the Expiration Date pursuant to Section 4.02(a), the CP Issuer may upon such failure to extend, request another Bank or obtain a successor bank or hanks to assume such non-extending Bank's Percentage of the Liquidity Commitment pursuant to an Assignment and Acceptance Agreement entered into in accordance with
Section 10.05 (except that the minimum amounts set forth in Section 10.05(b) shall not apply), provided that the addition of such successor bank and the withdrawal of such non-extending Bank will not result in the downgrading or withdrawal of the rating of the Commercial Paper as confirmed in writing by each Rating Agency. Upon the effectiveness of such assumption, the Expiration Date then in effect shall be extended for an Extension Period.

	      (c) If any Bank does not extend its Percentage of the Liquidity Commitment after the Expiration Date then in effect for such Bank pursuant to
Section 4.02(a) hereof and (i) such Bank's Percentage of the Liquidity Commitment is not acquired in accordance with Section 4.02(b) hereof and (ii) Loans made by such Bank or other amounts payable to it hereunder are outstanding sixty days prior to such Expiration Date, such Bank shall be deemed to be an "Exiting Bank" on the first day after such sixtieth day. On each Business Day thereafter, an Exiting Bank shall be paid, from Principal Collections received after such Expiration Date and allocated to the Variable Funding Certificate pursuant to Section 4.03(b)(iii)(B) and 4.03(b)(iv)(B) of the Pooling and Servicing Agreement, an amount equal to:

	      (i) prior to the Amortization Period Commencement Date for the Variable Funding Certificate, such Exiting Bank's pro rata share of such Principal Collections, based on a fraction, the numerator of which shall be the amount equal to such Exiting Bank's Percentage of the Liquidity Commitment expressed in Dollars, and the denominator of which shall be the Liquidity Commitment, in each case in effect at the Expiration Date for such Exiting Bank; and

	      (ii) from and after the Amortization Period Commencement Date for the Variable Funding Certificate, such Exiting Bank's pro rata share of such Principal Collections, based on a fraction, the numerator of which is equal to the outstanding principal amount of Loans made by such Exiting Bank (as shown on the Daily Report with respect to such Principal Collections), and the denominator of which is equal to the sum of (x) the Liquidity Commitment in effect, and (y) all Loans made by Exiting Banks outstanding at the Amortization Period Commencement Date, each as determined on the Amortization Period Commencement Date.

Interest on Loans made by an Exiting Bank shall continue to accrue and be required to be paid in accordance with this Agreement and such Exiting Bank's Loan Notes. After all payments of principal, interest and Supplemental Payments have been paid in respect to such Exiting Bank's Loans, the CP Issuer shall have no further obligation to such Bank (except with respect to obligations expressly stated herein to survive payment of the Loans).

	      (d) Any Exiting Bank shall be deemed to be a Bank for purposes of Section 10.03 hereof for determination in matters affecting such Exiting Bank until all Loans made by, and other amounts owing hereunder to, such Exiting Bank have been paid in full.

     SECTION 4.03 Use of Proceeds. The proceeds of the Loans and Commercial Paper shall only be used for the following purposes:

	      (a) the proceeds of the issuance of any Commercial Paper issued on the Closing Date shall be used to purchase the Initial Issuer Amount in respect of the Variable Funding Certificate;

	      (b) the proceeds of subsequent issuances of Commercial Paper shall be used to repay maturing Commercial Paper, to repay Loans, to purchase Issuer Additional Amounts in respect to the Variable Funding Certificate (so long as no Borrowing Base Deficiency shall exist following such payment), and for deposit into the Collateral Account;

	      (c) the proceeds of any Refunding Loan shall be used to repay maturing Commercial Paper or to refinance an outstanding Revolving Loan after the Amortization Period Commencement Date; and

	      (d) the proceeds of any Revolving Loan shall be used to purchase Issuer Additional Amounts from the Trust, to refinance an outstanding Refunding Loan (so long as no Borrowing Base Deficiency shall exist following such payment) or to refinance an outstanding Revolving Loan.


				   ARTICLE V

				   Payments

     SECTION 5.01 Payments on Nonbusiness Days. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

     SECTION 5.02 Optional and Mandatory Prepayments. (a) The CP Issuer may, subject to Section 3.16, at any time and from time to time, prepay the Revolving Loans then outstanding, in whole or in part, upon at least three Working Days' irrevocable notice to the Liquidity Agent, in the case of Eurodollar Loans, upon at least two Business Days' irrevocable notice to the Liquidity Agent, in the case of C/D Rate Loans and by giving irrevocable notice to the Liquidity Agent not later than 10:00 a.m., New York City time, on the date of such prepayment, in the case of Base Rate Loans, each such notice to specify (i) the date and amount of such prepayment, (ii) whether the prepayment is of Eurodollar Loans, C/D Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each and (iii) the original amount of the Revolving Loan or Revolving Loans which are to be prepaid and the date or dates such Revolving Loan or Revolving Loans were made, provided that the CP Issuer may not both prepay Base Rate Loans under this subsection 5.02(a) and borrow Base Rate Loans on the same day. Upon receipt of any such notice, the Liquidity Agent shall promptly notify each Bank thereof. If any such notice is given, the CP Issuer will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Each partial prepayment of the Loans pursuant to this paragraph (a) shall be in an amount equal to $5,000,000 or a greater whole multiple of $1,000,000; provided that unless the Eurodollar Loans or C/D Rate Loans comprising any Tranche are prepaid in full, no prepayment shall be made in respect of Eurodollar Loans or C/D Rate Loans if, after giving effect to such prepayment, the aggregate principal amount of the Loans comprising any Tranche shall be less than $5,000,000.

	      (b) If the CP Issuer makes a prepayment (whether optional or mandatory, including any prepayment made as a result of the Loans being declared due and payable prior to their stated maturity pursuant to Section 8.01) in respect of Revolving Loans (other than Base Rate Loans), provided that, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for, the CP Issuer agrees to pay to the Liquidity Agent for the account of each Bank, a prepayment fee in an amount determined by the Liquidity Agent (which determination shall be rebuttable presumptive evidence of the amount due) and specified by the Liquidity Agent to the CP Issuer as the excess, if any, of (i) an amount equal to the present value (discounted at the Base Rate in effect on the date of such prepayment) of the aggregate amount of interest which would have accrued at the interest rate in effect in respect of such Revolving Loan (other than the Base Rate Loans) on the date of such prepayment on the principal amount of the Revolving Loans being prepaid from the date of such prepayment if such amount had remained outstanding and been repaid on the last day of the Interest Period for such Revolving Loan during which such prepayment was made over (ii) an amount equal to the present value (discounted at the Base Rate in effect on the date of such prepayment) of the aggregate amount of interest which would accrue on the principal amount of the Revolving Loans (other than the Base Rate Loans) so prepaid if such principal amount were invested on the date of such prepayment until the last day of such Interest Period at the Treasury Rate (as hereinafter defined) plus 0.50%. For purposes of this Section 5.02(b), the term "Treasury Rate" shall mean a percentage amount equal to:

	      (i) The current yield to maturity, on an annual equivalent bond basis (recalculated to a 360-day year basis), of a U.S. Treasury bill, note or bond currently actively traded in the secondary market ("Treasury Note") maturing closest to the last day of the Interest Period in respect of the Revolving Loans being prepaid, but in no event maturing more than two months prior to or after such last day; if such a Treasury
   Note is not outstanding, then

	      (ii) The current yield to maturity, on an annual equivalent bond basis (recalculated to a 360-day year basis), of Treasury Notes which the Liquidity Agent shall, in its sole discretion, determine as being appropriate to determine the Treasury Rate (provided that in the event two or more issues of such Treasury Notes mature on the same day, then the Liquidity Agent shall at its reasonable discretion select one of such issues for purposes of determining the Treasury Rate).

     SECTION 5.03 Attachments. Anything herein to the contrary notwithstanding, the CP Issuer shall not be permitted to issue or sell Commercial Paper after the CP Issuer has received notice that the Commercial Paper Account or any funds on deposit in, or otherwise to the credit of, the Commercial Paper Account are or have become subject to any stay, writ, judgment, warrant of attachment, execution or similar process, unless such stay, writ, judgment, warrant or attachment, execution or similar process does not, in the sole judgment of the Required Banks, materially impair the fulfillment of the transactions contemplated by this Agreement.

     SECTION 5.04 Method and Place of Payment, etc. (a) All payments by the CP Issuer under this Agreement and the Loan Notes owing to the Banks shall be made to the Liquidity Agent for the pro rata account of each Bank, without setoff or counterclaim, not later than 11:00 a.m. (New York City time) for any payments made pursuant to Sections 7 and 8 of the Security Agreement and 3:00 p.m. (New York City time) for all other payments on the date when due and shall be made in freely transferable U.S. dollars and in immediately available funds at the Payment Office. Payments by the CP Issuer shall be distributed by the Liquidity Agent to the Banks in accordance with their respective Percentages as soon as possible after the same have been received by the Liquidity Agent but in no event later than the close of business on the Business Day on which received.

	      (b) On any date on which a payment by the CP Issuer of any amount owing by it hereunder is due and payable, the Liquidity Agent may (but in no event shall be required to) assume that the CP Issuer has made such payment available to the Liquidity Agent on the date of such payment in accordance with this Section 5.04, and the Liquidity Agent may (but in no event shall be required to), in reliance upon such assumption, make payment of a corresponding amount to the Banks. If and to the extent the CP Issuer shall not have so made such payment available to the Liquidity Agent, each Bank irrevocably and unconditionally agrees to repay to the Liquidity Agent forthwith on demand the amount of such payment received by such Bank together with interest thereon, for each day from the date such payment is made by the Liquidity Agent until the date such amount is repaid to the Liquidity Agent, at a rate per annum equal to the federal funds effective rate.

	      (c) Any payments received after 3:00 p.m. (New York City time) on the date when due shall be deemed for purposes of calculating interest pursuant to Section 3.06 hereof to have been paid on the next succeeding Business Day (or Working Day in the case of Eurodollar Loans), and interest shall be payable at the applicable rate through and including the day immediately preceding such Business Day (or Working Day in the case of Eurodollar Loans).


				  ARTICLE VI

			     Conditions Precedent

     SECTION 6.01 Conditions to Effectiveness. This Agreement shall become effective if the following conditions have been satisfied:

	      (a) Agreement. Each Bank, the Liquidity Agent, Funding, Ingram and the CP Issuer shall have signed a counterpart copy of this Agreement and delivered the same to the Liquidity Agent.

	      (b) Depositary Agreement, Pooling and Servicing Agreement and Variable Funding Certificate. (i) The CP Issuer and the Depositary shall have executed and delivered the Depositary Agreement, (ii) the Transferor, the Trustee and Ingram shall have executed and delivered the Pooling and Servicing Agreement and the Variable Funding Supplement, and the Liquidity Agent shall have received a fully executed counterpart of each thereof, and (iii) the Transferor shall have issued, executed and delivered and the Trustee shall have authenticated the Variable Funding Certificate, and the Liquidity Agent shall have received a copy thereof.

	      (c) The Revolving Loan Notes and the Refunding Loan Notes. There shall have been delivered to the Liquidity Agent for the account of each Bank the appropriate Revolving Loan Note and Refunding Loan Note payable to the order of such Bank in the amount and as otherwise provided for in Article III.

	      (d) Purchase Agreement. The Transferor and Ingram shall have executed and delivered the Purchase Agreement and Ingram and each Designated Subsidiary shall have executed and delivered each Subsidiary Purchase Agreement, and the Liquidity Agent shall have received fully executed counterparts thereof and a copy of the Revolving Note.

	      (e) Security Agreement. The CP Issuer, the Depositary, the Collateral Agent and the Liquidity Agent shall have executed and delivered to the Collateral Agent, for the benefit of the parties secured thereby, the Security Agreement, which shall be in full force and effect, and the Liquidity Agent shall have received a fully executed counterpart thereof and the CP Issuer shall have delivered the Variable Funding Certificate to the Collateral Agent.

	      (f) LOC Reimbursement Agreement and LOC. Each of the LOC Issuers shall have executed its LOC delivered it to the Collateral Agent, and shall have executed the LOC Reimbursement Agreement, and the Liquidity Agent shall have received a photocopy of such executed LOCs and a fully executed counterpart of the LOC Reimbursement Agreement.

	      (g) Other Agreements. The CP Issuer shall have executed and delivered the other Facilities Documents and the Liquidity Agent shall have received a fully executed counterpart of each Facilities Document.

	      (h) No Default. There shall exist no Default, Event of Default under this Agreement, Prospective Event of Termination, Event of Termination, Servicer Default of Event of Default under the LOC Reimbursement Agreement or any event which would, with the giving of notice, the lapse of time, or both, constitute a Servicer Default or an Event of Default under the LOC Reimbursement Agreement.

	      (i) Representations and Warranties. All representations and warranties of (i) the CP Issuer contained in this Agreement and in the other Facilities Documents to which it is a party or in any document, certificate or financial or other statement executed and delivered in connection herewith or therewith, (ii) the Transferor contained in the Facilities Documents to which it is a party and the Purchase Agreement,
(iii)  Ingram contained in this Agreement and in the Purchase Agreement and
(iv) each Designated Subsidiary contained in each Subsidiary Purchase Agreement shall (in each case) be true and correct and with the same force and effect as though such representations and warranties had been made as of such time, except to the extent any such representations and warranties relate solely to an earlier date.

	      (j) Opinions of Counsel. The Liquidity Agent shall have received, in sufficient quantities for each Bank, the Liquidity Agent, the CP Issuer and the Depositary, favorable opinions dated the Initial Closing Date and addressed to the Banks, from (i) Skadden, Arps, Slate, Meagher & Flom, special counsel to the CP Issuer, the Transferor and Ingram, substantially in the forms attached hereto as Exhibit I, (ii) Pryor, Cashman, Sherman & Flynn, counsel to the Trustee, substantially in the form attached hereto as Exhibit J, (iii) counsel to each Bank and Orrick, Herrington & Sutcliffe, special counsel to the Banks, substantially in the form attached hereto as Exhibit L and Exhibit M, respectively, (iv) Skadden, Arps, Slate, Meagher & Flom, special counsel to the Transferor and Ingram regarding certain true sale and bankruptcy matters, in each case, in form and substance satisfactory to the Liquidity Agent and (v) James Anderson, general counsel to the Servicer.

	      (k) Closing Certificates. The Liquidity Agent shall have received in sufficient quantities for each Bank a certificate, dated the Closing Date and executed by the president, treasurer, controller, assistant treasurer or other authorized officer of each of the CP Issuer, the Transferor, each Designated Subsidiary and Ingram, stating that all of the conditions specified in Sections 6.01(h) and (i) as applicable to it are then satisfied.

	      (1)  Filings, etc.  The Liquidity Agent shall have received
(i) Officer's Certificates of (A) the CP Issuer with respect to the Collateral certifying as to the absence of Liens thereon, except the Liens created pursuant to the Security Agreement in favor of the Collateral Agent and (B) the Transferor certifying as to the absence of Liens on any of its property or assets, except the Liens created pursuant to the Pooling and Servicing Agreement in favor of the Trustee, and (ii) reports of UCC-1 and other searches of (A) Ingram reflecting the absence of Liens on the property conveyed by it under the Purchase Agreement, except for filings made in connection with the Purchase Agreement in favor of the Transferor, and (B) each Designated Subsidiary reflecting the absence of Liens on the property conveyed by them under the Subsidiary Purchase Agreements, except for filings made in connection with the Subsidiary Purchase Agreements in favor of Ingram, (iii) executed copies of all documents, filings and financing statements in form acceptable to the Collateral Agent and the Liquidity Agent to release all security interests and other rights of any Person in the Collateral or the Trust Assets previously granted by Ingram, each Designated Subsidiary, the Transferor or the CP Issuer, as the case may be, and (iv) all such UCC-1 financing statements and other instruments and documents as the Liquidity Agent or counsel shall have requested as necessary or advisable to perfect or protect the Liens intended to be created pursuant to the Subsidiary Purchase Agreements, the Purchase Agreement, the Pooling and Servicing Agreement and the Security Agreement. All documents or instruments to be filed or recorded by the transactions contemplated hereby shall have been completed with respect to the Subsidiary Purchase Agreements, the Purchase Agreement, the Pooling and Servicing Agreement and the Security Agreement in connection with the property conveyed under such Purchase Agreement, the Trust Assets and the Collateral, respectively, in such jurisdictions as may be required or permitted by law to establish, perfect, protect and preserve the rights, title, interest, remedies, powers, privileges, liens and security interests of the Transferor, as contemplated by the Subsidiary Purchase Agreements and the Purchase Agreement, the Trustee as contemplated by the Pooling and Servicing Agreement and the Collateral Agent in the Collateral covered by the Security Agreement and any giving of notice or the taking of any other action to such end (whether similar or dissimilar) required or permitted by law shall have been given or taken. On or prior to the Closing Date, the CP Issuer, the Liquidity Agent and the Collateral Agent shall have received satisfactory evidence as to any such filing, recording, registration, giving of notice or other action so taken or made.

	      (m) Documentation and Proceedings. The Liquidity Agent shall have received

	      (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of Ingram, each Designated Subsidiary, the Transferor and the CP Issuer, certified in each case as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of Ingram and each Designated Subsidiary, and certificates as to the legal existence of the Transferor and the CP Issuer as of a recent date, from such Secretary of State;

	      (ii) certificates of the Secretaries or Assistant Secretaries of Ingram, each Designated Subsidiary, the Transferor and the CP Issuer, in each case dated the Initial Closing Date and certifying (A) that attached thereto is a true and complete copy of the bylaws of Ingram, each Designated Subsidiary, the Transferor or the CP Issuer, as the case may be, as in effect on the Initial Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Executive Committee of the Board of Directors of Ingram, and by the Board of Directors of each Designated Subsidiary, the Transferor or the CP Issuer, as the case may be, authorizing the execution, delivery and performance of the Facilities Documents to which it is a party and, in the case of Ingram, each Designated Subsidiary and the Transferor, the Purchase Agreement to which it is a party and the grant of any Liens contemplated thereby and, with respect to the CP Issuer, the borrowings hereunder and pursuant to the Commercial Paper and the grant of the Liens pursuant to the Security Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of Ingram, each Designated Subsidiary, the Transferor or the CP Issuer, as the case may be, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executinq any Facilities Document and, in the case of Ingram, each Designated Subsidiary, and the Transferor, the Purchase Agreement to which it is a party or any other document delivered in connection herewith or therewith on behalf of Ingram, each Designated Subsidiary, the Transferor or the CP Issuer, as the case may be;

	      (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and

	      (iv) such other documents, certificates and opinions as any Bank or its counsel may reasonably request.

	      (n)  Bank Accounts;  Lock-Box Accounts.

	      (i) The Liquidity Agent shall have received evidence satisfactory to it that the Commercial Paper Account, the Collateral Account, the Collection Account and the Transferor Account have been established, which evidence may be certificates of the Depositary, the Collateral Agent and the Trustee with respect to the Commercial Paper Account, the Collateral Account, the Collection Account and the Transferor Account, respectively, setting forth, among other things, the name and number of each such Account.

	      (ii) The Liquidity Agent shall have received (i) true and correct copies of each Lock-Box Agreement in effect on the Initial Closing Date and (ii) evidence satisfactory to it that each Lock-Box Account maintained thereunder is in the name of the Transferor.

	      (o) Opinions of Counsel of the Banks. Each Bank shall have provided to the CP Issuer, the Transferor, the CP Dealer and the Depositary an opinion of counsel (both domestic and, if applicable, foreign), substantially in the form attached hereto as Exhibit K dated the Initial Closing Date to the effect that this Agreement is a legal and validly binding obligation of such Bank and is enforceable against such Bank in accordance with its terms.

	      (p) Rating Letters. The Liquidity Agent shall have received a letter from each of Fitch and S&P to the effect that the Commercial Paper shall have been given a rating of at least "A-1" by S&P and at least
"F-1" by Fitch, which ratings shall be in full force and effect.

	      (q) Purchase Agreement Conditions. All conditions to the obligations of the Seller and the Buyer under the Purchase Agreement and of each Designated Subsidiary and Ingram under the Subsidiary Purchase Agreements shall have been satisfied in all respects.

	      (r) Pooling and Servicing Agreement Conditions. All conditions to the obligations of the Transferor, the Servicer and the Trustee under the Pooling and Servicing Agreement shall have been satisfied in all respects.

	      (s) Offering Materials. Each offering circular, offering memorandum or information circular to be used by the CP Issuer or the CP Dealer in connection with the offer or sale of Commercial Paper, insofar as it describes or refers to the Liquidity Agent or any Bank, shall be reasonably acceptable to the Liquidity Agent or Bank in its sole discretion on and as of the Initial Closing Date.

	      (t) Consents, etc. The Liquidity Agent shall have received true and correct copies of all consents, licenses and approvals required by Ingram, each Designated Subsidiary, the Transferor or the CP Issuer in connection with its execution, delivery and performance of the Facilities Documents to which it is a party, and, in the case of Ingram, each Designated Subsidiary and the Transferor, the Purchase Agreement to which it is a party.

	      (u) Capital Contributions by Ingram. The Liquidity Agent shall have received evidence satisfactory to it that Ingram has made the capital contribution to the Transferor described in the Purchase Agreement between Ingram and the Transferor.

	      (v) Other Closing Documents. The Liquidity Agent shall have received a copy of each of the other documents, certificates or instruments delivered on the Initial Closing Date pursuant to each other Facilities Document.

     SECTION 6.02 Conditions to Each Credit Utilization. The obligation of any Bank to make any Revolving Loan hereunder and the right of the CP Issuer to issue Commercial Paper other than to refinance Commercial Paper maturing on the day such Commercial Paper is issued and which does not increase the Aggregate CP Matured Value over that of the preceding day (any of the foregoing, a "Credit Utilization") are subject at the time of such Credit Utilization to the satisfaction of the following conditions. Each delivery of a Notice of Revolving Borrowing and each Credit Utilization shall constitute a representation and warranty by the CP Issuer that the conditions specified in this Section 6.02 are then satisfied.

	      (a) No Event of Default. At the time of such Credit Utilization and after giving effect thereto, there shall exist no Default or Event of Default.

	      (b) Representations and Warranties. At the date of such Credit Utilization and after giving effect thereto, all representations and warranties of the CP Issuer, the Transferor or Ingram contained in this Agreement, in the Security Agreement or in any other Facilities Document to which it is a party or, in the case of Ingram, the Purchase Agreement or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of such date, except to the extent any such representations and warranties relate solely to an earlier date.

	      (c) No Event of Termination. At the time of such Credit Utilization and after giving effect thereto, there shall exist no Event of Termination or Prospective Events of Termination with respect to the Variable Funding Certificate.

	      (d) No Bankruptcy Proceeding. Neither the CP Issuer nor Ingram shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency, reorganization or similar law seeking the dissolution, liquidation, winding up, arrangement or adjustment of debts or reorganization of the CP Issuer or Ingram or taken any corporate action for the purpose of effectuating any of the foregoing, and no involuntary proceedings or involuntary petition shall have been commenced or filed against the CP Issuer or Ingram by any Person under any bankruptcy, insolvency, reorganization or similar law seeking the dissolution, liquidation, winding up, arrangement or adjustment of debts or reorganization of the CP Issuer or Ingram that shall not have been dismissed.

	      (e) No Borrowing Base Deficiency; Available Commitment. In reliance on the most recent Dally Report or Settlement Statement delivered by the Servicer, a Borrowing Base Deficiency shall not exist and the making of such Credit Utilization would not (after giving effect to the use of proceeds thereof) result in a Borrowing Base Deficiency. After giving effect to such Credit Utilization, if an issuance of Commercial Paper, the first proviso of Section 2.01(b) shall not be contravened and if in the making of the Revolving Loan, Section 3.01(b) shall not have been contravened.

	      (f) Commercial Paper Unavailable. If the Credit Utilization is a Revolving Loan, the Servicer shall have given notice that the CP Dealer has given notice under Section 4(f) of the CP Dealer Agreement with respect to the unavailability of the Commercial Paper market or under
Section 4(g) of the CP Dealer Agreement that the issuance of Commercial Paper Notes would be at a discount the imputed annual rate of interest of which is in excess of the sum of the Base Rate plus 5 percent.

	      (9) Receipt of Daily Report or Settlement Statement. With respect only to the issuance of Commercial Paper, the Liquidity Agent shall have received a Daily Report or Settlement Statement most recently due prior to a Credit Utilization.

	      (h) Ratings. At the time of each Credit Utilization, the Commercial Paper shall be rated at least A-1 and F-1 by S&P and Fitch, respectively, unless, as provided in the parenthetical to clause (v) in
Section 2.01(a), such Commercial Paper shall not be so rated as a result of the withdrawal or downgrading of a Bank's rating by S&P or Fitch.

	      (i) LOC; LOC Issuer. At the date of such Credit Utilization, each of the LOCs shall be in full force and effect, each LOC Issuer with respect to its LOC shall not be insolvent or have taken any action to repudiate or contest in any way its obligation to make payments under its LOC, and the Available LOC Amount shall be not less than 10% of Advances after giving effect to such Credit Utilization.

	      (j) Receipt of Notice of Revolving Borrowing. With respect to the making of Revolving Loans, the Liquidity Agent shall have received the Notice of Revolving Borrowing in accordance with the terms of this Agreement.

     SECTION 6.03 Conditions Precedent to the Makinq of Each Refunding Loan. The obligation of any Bank to make any Refunding Loan shall be subject to the satisfaction of the following conditions: (a) the Liquidity Agent shall have received Notice of a Refunding Borrowing in accordance with the terms of this Agreement, (b) after the making of such Refunding Loan, Section 3.01(c) shall not have been contravened and (c) the CP Issuer shall not have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the CP Issuer or taken any corporate action for the purpose of effectuating any of the foregoing, and no involuntary proceedings or involuntary petition shall have been commenced or filed against the CP Issuer by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the CP Issuer that shall not have been dismissed; provided, however, that, if a Designated Person of the Depositary shall not have received written notice from any Bank, by 9:00 a.m. (New York City time) on any day on which Commercial Paper is maturing, that the Banks have no obligation to make Refunding Loans because a condition set forth in clause (c) above is not satisfied, and if the Depositary shall advance the funds to pay such Commercial Paper on such day pursuant to Section 5(c) of the Depositary Agreement prior to its receipt of such a notice from any Bank, the Banks shall be deemed (solely for purposes of satisfying the conditions precedent in this Section) to have waived such conditions with respect to Refunding Loans in an aggregate principal amount not to exceed the amount of such advances made by the Depositary prior to its receipt of such notice; and further provided, that the Transferor and Ingram, upon obtaining actual knowledge, shall each be obligated to give the Liquidity Agent and a Designated Person of the Depositary immediate notice of any event which would cause a condition set forth in clause (c) above not to be satisfied. Each delivery of a Notice of Refunding Borrowing and each Refunding Loan Borrowing shall constitute a representation and warranty by the CP Issuer that the conditions specified in clauses (b) and (c) of this
Section 6.03 have been satisfied. The Banks' obligations to make Refunding Loans in accordance with the terms of this Agreement are primary, irrevocable, absolute and, except as set forth in this Section 6.03, unconditional and the failure of the CP Issuer to perform any covenant or obligation hereunder, except as set forth in this Section 6.03, or the breach of any representation or warranty by the CP Issuer hereunder shall not in any way affect or limit the Banks' obligations to make Refunding Loans. Each Bank waives any and all defenses (except for satisfaction of the conditions precedent set forth in this Section 6.03), rights of rescission, counterclaims or setoff with respect to its obligations to make Refunding Loans.


				ARTICLE VII

				 Covenants

     SECTION 7.01 Covenants of the CP Issuer. While this Agreement is in effect and until all indebtedness and all other amounts owing hereunder, under the Loan Notes and under the Commercial Paper shall have been paid in full and the Liquidity Commitment has been terminated, the CP Issuer covenants and agrees as follows:

	      (a) Compliance with Laws. The CP Issuer shall comply in all material respects with all applicable laws, regulations, rules and orders of any Government Authority, whether now in effect or hereinafter enacted, except those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been set aside; provided, however, that the CP Issuer will promptly give the Collateral Agent and the Liquidity Agent written notice of such contest and of any developments related thereto and provided, further that there shall be no Lien (other than Permitted Liens) on, or any material danger of the sale, forfeiture or loss of, any Collateral in respect thereof.

	      (b) Corporate Existence. The CP Issuer (i) shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) shall qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would, if not remedied, materially adversely affect the ability of the CP Issuer to perform its obligations hereunder in the case of (ii) and where such failure shall remain unremedied for a period of 30 days or such failure shall have a material adverse effect on the ability of the CP Issuer to perform its obligations hereunder.

	      (c) Payment of Taxes and Obligations. The CP Issuer shall pay and discharge all indebtedness and other obligations promptly before the same shall become delinquent or in default and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, and other claims which might give rise to a Lien, before the same shall become delinquent or in default, except those contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been set aside, provided that there shall be no Lien (other than Permitted Liens) on or any material danger of the sale, forfeiture or loss of any Collateral in respect thereof.

	      (d) Notice. Unless such parties have otherwise received notice, the CP Issuer shall notify the Trustee, the Collateral Agent and the Liquidity Agent or give them copies, as the case may be, of the following:

	      (i) promptly following knowledge thereof, any Default or Event of Default or Event of Termination or Prospective Event of Termination, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

	      (ii) copies of any notices received by the CP Issuer under any other Facilities Document upon receipt thereof;

	      (iii) any proceedings or petition commenced or filed by the CP Issuer or against the CP Issuer by any Person under any Debtor Relief Law seeking the dissolution, liquidation or reorganization of the CP Issuer within one day of such commencement or filing;

	      (iv) promptly following knowledge thereof, any material Lien (other than the Lien created pursuant to the Security Agreement) on or claim asserted against any of the Collateral; and

	      (v) promptly following knowledge thereof, any litigation, investigation or proceeding which may exist at any time between the CP Issuer and any Person which could reasonably be expected to have a material adverse effect on the Receivables taken as a whole.

	     (e) Business and Properties. The CP Issuer shall do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and all consents material to the conduct of its business, if any, and maintain and operate such business as a special purpose corporation with the limited purposes set forth in its Certificate of Incorporation.

	     (f) Use of Proceeds. The CP Issuer will use the proceeds of the Loans only for the purposes specified in this Agreement.

	     (g) Servicer Performance. The CP Issuer will use its reasonable efforts to cause the Servicer to perform all obligations of the Servicer under the Facilities Documents.

	     (h)   Negative Covenants.  The CP Issuer
shall not:

	      (i) Create or permit to exist any Liens or encumbrances on any of its assets, other than Permitted Liens;

	      (ii) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose;

	      (iii)  Amend its Certificate of Incorporation or By-Laws;

	      (iv) Issue (other than in connection with its incorporation), or consent to the transfer to any entity of, any of its capital stock;

	      (v) Sell or otherwise dispose of any property or assets other than pursuant to the Security Agreement;

	      (vi) Invest in (by capital contribution or otherwise), suffer to exist any investment in, or acquire or purchase or make any commitment to purchase the obligations or capital stock of, or other indicia of equity rights in, or make any loan, advance or extension of credit to, or purchase any bonds, notes, debentures or other securities of, any Person other than its acquisition of the Variable Funding Certificate, or enter into any joint venture, syndicate or other combination with any other Person;

	      (vii) Make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty);

	      (viii) Wind-up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation;

	      (ix) Engage in any business, or enter into any contract, agreement or transaction, except as contemplated by its Certificate of Incorporation and By-Laws and the Facilities Documents;

	      (x) create, incur, assume or suffer to exist any indebtedness (including, without limitation, any guaranty) or expense (whether or not accounted for as a liability) except (i) indebtedness hereunder, or under any of the other Facilities Documents or the Management Agreement to which it is a party, or agreements, contracts or instruments which relate thereto, (ii) indebtedness or other expense to its professional advisers and its counsel, and (iii) other indebtedness and expenses, not exceeding $4,750 at any one time outstanding, on account of incidentals or services supplied or furnished to the CP Issuer;

	     (xi) Include any material relating to either Liquidity Agent or any Bank or the Liquidity Commitment in any offering circular, offering memorandum or information circular to be used by the CP Issuer or the CP Dealer in connection with the offer or sale of Commercial Paper unless such material is approved in writing by such Liquidity Agent or Bank prior to its inclusion in such offering circular, or distribute any such offering circular unless its contents have been approved in writing by such Liquidity Agent or Bank;

	     (xii) While solvent, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of such proceedings against it, or file a petition for reorganization or relief under any applicable law relating to bankruptcy, or consent to the appointment of a receiver or other similar official of it or any of its property, or make any assignment for the benefit of creditors, or take any action in furtherance of any of the foregoing; and

	     (xiii) purchase Issuer Additional Amounts if a Borrowing Base Deficiency would result therefrom or an Event of Default has occurred and is continuing or would result therefrom.

	      (i) Keening of Books. The CP Issuer shall keep proper books of record and account, which shall be maintained or caused to be maintained by the CP Issuer and shall be separate and apart from those of any Affiliate of the CP Issuer, in which full and correct entries shall be made of all financial transactions and the assets and business of the CP Issuer in accordance with GAAP consistently applied, and keep and maintain or cause to be kept and maintained all documents, books, records and other information reasonably necessary or advisable for the monitoring of payments on the Variable Funding Certificate and otherwise under the Security Agreement and upon reasonable prior notice, make available to any Bank such documents, books, records and other information.

	      (j) Sole Owner. On the date of purchase by the CP Issuer of the Variable Funding Certificate issued pursuant to the Pooling and Servicing Agreement and on each date of purchase of Issuer Additional Amounts the CP Issuer will own the Variable Funding Certificate free and clear of all Liens other than Permitted Liens.

     SECTION 7.02 Covenants of Ingram. While this Agreement is in effect and until all indebtedness and all other amounts owing hereunder and the Loan Notes and under the Commercial Paper shall have been paid in full and the Liquidity Commitment has been terminated, Ingram covenants and agrees as follows:

	      (a) Compliance with Laws. Ingram shall comply in all material respects with all applicable laws, regulations, rules and orders of any Governmental Authority, the failure to comply with which would have a material adverse effect on the Receivables taken as a whole or the ability of Ingram to perform its obligations hereunder and under the Pooling and Servicing Agreement, whether now in effect or hereafter enacted, except those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been set aside; provided, however, that Ingram will promptly give the Collateral Agent and the Liquidity Agent written notice of such contest and of any developments related thereto and provided, further that there shall be no Lien (other than Permitted Liens) on, or any material danger of the sale, forfeiture or loss of, any Collateral in respect thereof.

	      (b) Corporate Existence. Ingram (i) shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) shall qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would, if not remedied, materially adversely affect the ability of Ingram to perform its obligations hereunder and under the Pooling and Servicing Agreement in the case of (ii) and where such failure shall remain unremedied for a period of 30 days or such failure shall have a material adverse effect on the ability of Ingram to perform its obligations hereunder and under the Pooling and Servicing Agreement.

	      (c) Payment of Taxes and Obligations Ingram shall pay and discharge all indebtedness and other obligations to the extent in excess of $10,000,000 in the aggregate promptly before the same shall become delinquent or in default and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, and other claims which might give rise to a Lien, before the same shall become delinquent or in default, except those contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP have been set aside, provided that there shall be no Lien (other than Permitted Liens) on or any material danger of the sale, forfeiture or loss of any Collateral in respect thereof.

	      (d) Notice. Unless such parties have otherwise received notice, Ingram shall notify the Trustee, the CP Issuer, the Collateral Agent, the Liquidity Agent and the Rating Agencies or give them copies, as the case may be, of the following:

	      (i) promptly following knowledge thereof, any Default or Event of Default or Event of Termination or Prospective Event of Termination, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

	      (ii) copies of any notices received by Ingram under any other Facilities Document upon receipt thereof;

	      (iii) any proceedings or petition commenced or filed by Ingram or against Ingram by any Person under any Debtor Relief Law seeking the dissolution, liquidation or reorganization of Ingram within one day after Ingram has received notice of such commencement or filing;

	      (iv) promptly following knowledge thereof, any material Lien (other than the Lien created pursuant to the Security Agreement) on or claim asserted against any of the Collateral; and

	      (v) promptly following knowledge thereof, any litigation, investigation or proceeding which may exist at any time between Ingram and any Person which could reasonably be expected to have a material adverse effect on the Receivables taken as a whole.

	      (e) Business and Properties. Ingram shall do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and all consents material to the conduct of its business.

	      (f)  Negative Covenants.  Ingram shall not:

	      (i)  Wind-up, liquidate or dissolve its affairs;

	      (ii) Engage in any business, or enter into any contract, agreement or transaction, except as contemplated by its Certificate of Incorporation and By-Laws; and

	      (iii) While solvent, institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of such proceedings against it, or file a petition for reorganization or relief under any applicable law relating to bankruptcy, or consent to the appointment of a receiver or other similar official of it or any of its property, or make any assignment for the benefit of creditors, or take any corporate action in furtherance of any of the foregoing.

	      (g)  Financial Covenants.  Ingram will not permit:

	      (i) its Consolidated Current Ratio at any time to be less than 1.0:1.0;

	      (ii) its Consolidated Stockholders' Equity, at any time to be less than the sum of (i) $125,000,000, plus (ii) an amount equal to the sum of:

	    (x) fifty percent (50%) of the consolidated net income of Ingram and the Consolidated Subsidiaries, for the period commencing on January 1, 1989 and ending on (and including) the date of determination of Consolidated Stockholders' Equity (measured cumulatively, but excluding those months where consolidated net income of Ingram and the Consolidated Subsidiaries is a negative number); plus

	    (y) twenty five percent (25%) of the aggregate consolidated net income of Ingram and the Consolidated Subsidiaries for any period or periods commencing on or after January 1, 1989 and ending on or prior to the end of the month immediately preceding the date of determination of Consolidated Stockholders' Equity and during which the Consolidated Leverage Ratio was greater than 1.8:1.0;

	      (iii) the Consolidated Net Income Available for Fixed Charges (calculated on the basis of the financial statements for the twelve
    (12) calendar months prior to the date of determination of Consolidated Net Income Available for Fixed Charges) to be less than one hundred and thirty five percent (135%) of Consolidated Fixed Charges (calculated on the date of determination of Consolidated Net Income Available for Fixed Charges); or

	      (iv) Consolidated Working Capital at any time to be less than or equal to one hundred and ten percent (110%) of loans and face amount of any letters of credit outstanding under the Credit Agreement, dated December 15, 1992, among the Obligated Parties, Lenders and Agents named therein, as such agreement may be amended, supplemented, modified and replaced from time to time.

     SECTION 7.03 Covenants of Transferor. While this Agreement is in effect and until all indebtedness and all other amounts owing hereunder and the Loan Notes and under the Commercial Paper shall have been paid in full and the Liquidity Commitment has been terminated, the Transferor covenants and agrees as follows:

	      (a) Additional Designated Subsidiaries. The Transferor shall not consent to the addition of Additional Designated Subsidiaries pursuant to Section 2.2 of the Purchase Agreement without the consent of each of the Banks.

	      (b)  Maintenance of Transferor Minimum Amount.  The
Transferor shall comply with its obligations pursuant to Sections 2.10 and
3.09 of the Pooling and Servicing Agreement with respect to the deposit of funds into the Transferor Account to cause the Transferor Eligible Amount to equal the Transferor Minimum Amount.


			       ARTICLE VIII

			     Events of Default

     SECTION 8.01 Events of Default. If any of the following events shall occur (each an "Event of Default"): (a) the Banks or the holders of the Commercial Paper are not paid when and as due (whether on the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise) (i) any amount payable with respect to principal on the Loan Notes or on the Commercial Paper within five Business Days after the due date thereof, (ii) interest payable on the Loan Notes or the Liquidity Fee within five Business Days after the due date thereof, or
(iii) Supplemental Payments on the due date thereof; provided that Supplemental Payments shall not be deemed due until 30 days following demand therefor;

	      (b) The CP Issuer shall fail to perform or observe in any material respect any of the covenants or agreements set forth in this Agreement, the Security Agreement or the CP Dealer Agreement or Ingram shall fail to perform or observe in any material respect any of the covenants or agreements set forth in this Agreement if such breach shall remain unremedied for 30 days after the earlier of actual knowledge or the date on which written notice of such breach shall have been given to the CP Issuer and Ingram by the Liquidity Agent, the Collateral Agent or the CP Dealer;

	      (c) Any representation or warranty made by the CP Issuer or Ingram herein shall prove to have been incorrect in any material respect when made and such failure shall continue to be incorrect in such material respect for a period of 30 days after an officer of the CP Issuer or Ingram, as the case may be, shall acquire knowledge thereof;

	      (d) Any Lien created by any Facilities Document on the property encumbered thereby shall cease to be a valid and enforceable first priority perfected security interest in favor of the Collateral Agent (in the case of the Security Agreement), or any of Ingram, the Transferor or the CP Issuer shall so assert in writing, or any of the Collateral shall be subject to any Lien other than Permitted Liens;

	      (e)  Notwithstanding any deemed waiver by the Banks under
Section 6.03 hereof, the CP Issuer, the Transferor or Ingram shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the CP Issuer, the Transferor, or Ingram seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, appointment of a receiver, trustee, liquidator or custodian, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or assets, which, in the case of proceedings instituted against the CP Issuer, the Transferor, or Ingram, is consented to or acquiesced in by such Person or remains undismissed, undischarged or unbended for a period of 60 days; or the CP Issuer, the Transferor, or Ingram shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

	      (f) Any material provision of any of the Facilities Documents shall, for any reason, cease to be valid and binding on the CP Issuer, the Transferor or Ingram, or the CP Issuer, the Transferor or Ingram shall so state in writing;

	      (g) Any judgment or order as to a liability or debt for the payment of money in excess of $4,750 shall be rendered against the CP Issuer which is not satisfied and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

	      (h) The CP Issuer shall become an "investment company" under the Investment Company Act of 1940, as amended;

	      (i) the Servicer, the Transferor or Ingram shall fail to perform or observe any other term, covenant or agreement in any Facilities Document or Purchase Agreement to which it is a party and such failure to perform or observe shall continue unremedied for 30 days after the earlier of actual knowledge by an officer of such Person or the date on which written notice of such breach shall have been given to such Person by the Liquidity Agent or the Collateral Agent;

	      (j) Any Person shall engage in any nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Benefit Plan of the CP Issuer, Ingram or any ERISA Affiliate thereof, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan of the CP Issuer, Ingram or any of their respective ERISA Affiliates, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan of the CP Issuer, Ingram or any of their respective ERISA Affiliates, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan of the CP Issuer, Ingram or any ERISA Affiliate thereof shall terminate for purposes of Title IV of ERISA, (v) the CP Issuer, Ingram or any ERISA Affiliate thereof shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Benefit Plan of the CP Issuer, Ingram or any ERISA Affiliate thereof; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would have a material adverse effect on the Collateral and the rights of the Banks with respect thereto;

	      (k) an Event of Termination with respect to any Series then outstanding or the Variable Funding Certificate shall occur;

	      (l) a Termination Notice shall be delivered pursuant to
Section 10.01 of the Pooling and Servicing Agreement; or

	      (m) The Transferor shall fail (i) to pay any amount required to be paid pursuant to Section 7.03(b) on the date such amount was required to be paid, and such breach shall not be remedied within five Business Days, or (ii) to observe in any material respect the covenant set forth in
Section 7.03(a), and such breach shall not be remedied within 30 days;

then, and in any such event, (x) if such event is an Event of Default specified in subsection 8.01(a)(i), (e) or (h) above, the Liquidity Commitment shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Loan Notes shall immediately become due and payable, and (y) if such event is any other Event of Default, either or both of the following actions may be taken (any such Event of Default followed by any of the following actions, a "Matured Default"): (i) upon the request of the Required Banks, the Liquidity Agent shall, by notice to the CP Issuer, declare the Liquidity Commitment to be terminated forthwith, whereupon the Liquidity Commitment shall immediately terminate; and (ii) upon the request of the Required Banks, the Liquidity Agent shall, by notice of default to the CP Issuer, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, provided, however, that no termination of the Liquidity Commitment pursuant to this Section 8.01 shall be effective with respect to Outstanding Commercial Paper as of the date of such termination to the extent of the Requisite Commitment Level. Except as expressly provided above in this Section 8.01, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


				ARTICLE IX

		      Representations and Warranties

     SECTION 9.01 Representations and Warranties of the CP Issuer. In order to induce the Banks to enter into this Agreement and to provide the credit facilities provided for herein, the CP Issuer herein makes the representations and warranties contained in the Security Agreement (which are hereby incorporated by reference in this Article IX) and the following additional representations and warranties to the Banks:

	      (a) Organization; Powers. The CP Issuer (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, and
(d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Facilities Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, to borrow hereunder and to grant the Liens on the Collateral pursuant to the Security Agreement.

	      (b) Authorization. The execution, delivery and performance by the CP Issuer of each of the Facilities Documents and the other transactions contemplated hereby and thereby (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the CP Issuer, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which the CP Issuer is a party or by which it or any of its property is or may be bound, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the CP Issuer, except the Liens created pursuant to the Security Agreement in favor of the Collateral Agent.

	      (c) Enforceability. This Agreement has been duly executed and delivered by the CP Issuer and constitutes, and each other Facilities Document when executed and delivered by the CP Issuer will constitute, a legal, valid and binding obligation of the CP Issuer enforceable against the CP Issuer in accordance with its terms except as such enforceability is subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

	      (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and performance of the Facilities Documents, except such as have been made or obtained and are in full force and effect.

	      (e)  Federal Reserve Regulations.

	       (i) The CP Issuer is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

	       (ii) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

	      (f) Investment Company Act; Public Utility Holding Company Act. The CP issuer is not (i) an "investment company," or an "affiliated person" of, or "principal underwriter" or "promoter" for, an "investment company," as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

	      (g)  Subsidiaries.  The CP Issuer has no Subsidiaries.

     SECTION 9.02 Representations and Warranties of Ingram. In order to induce the Banks to enter into this Agreement and to provide the credit facilities provided for herein, Ingram herein makes the following representations and warranties to the Banks:

	      (a) Organization; Powers. Ingram (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required and where failure to so qualify would have a material adverse effect on the Holders of Commercial Paper and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Facilities Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.

	      (b) Authorization. The execution, delivery and performance by Ingram of each of the Facilities Documents to which it is a party and the other transactions contemplated hereby and thereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Ingram, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which Ingram is a party or by which it or any material part of its property is or may be bound, (b) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any Lien upon or with respect to any material part of the property or assets now owned or hereafter acquired by Ingram.

	      (c) Enforceability. This Agreement has been duly executed and delivered by Ingram and constitutes, and each other Facilities Document to which it is a party when executed and delivered by Ingram will constitute, a legal, valid and binding obligation of Ingram enforceable against Ingram in accordance with its terms except as such enforceability is subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

	      (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and performance of the Facilities Documents to which Ingram is a party, except such as have been made or obtained and are in full force and effect.

	      (e) Federal Reserve Regulations. Ingram is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

	      (f) Status of Designated Subsidiaries. Each of the entities which is named a Designated Subsidiary meets the terms of the definition of Designated Subsidiary.

     SECTION 9.03 Representations and Warranties of Funding. In order to induce the Banks to enter into this Agreement and to provide the credit facilities provided for herein, Funding herein makes the following representations and warranties to the Banks:

	      (a) Organization; Powers. Funding (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required and where failure to so qualify would have a material adverse effect on the Holders of Commercial Paper and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Facilities Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.

	      (b) Authorization. The execution, delivery and performance by Funding of each of the Facilities Documents to which it is a party and the other transactions contemplated hereby and thereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Funding, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which Funding is a party or by which it or any material part of its property is or may be bound, (b) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any Lien upon or with respect to any material part of the property or assets now owned or hereafter acquired by Funding.

	      (c) Enforceability. This Agreement has been duly executed and delivered by Funding and constitutes, and each other Facilities Document to which it is a party when executed and delivered by Funding will constitute, a legal, valid and binding obligation of Funding enforceable against Funding in accordance with its terms except as such enforceability is subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

	      (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and performance of the Facilities Documents to which Funding is a party, except such as have been made or obtained and are in full force and effect.

	      (e) Federal Reserve Regulations. Funding is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

	      (f)  Subsidiaries.  Funding has no Subsidiaries.


				 ARTICLE X

			       Miscellaneous

     SECTION 10.01 Computations. Unless otherwise specified herein, all computations of interest hereunder and under the Loan Notes shall be made on the basis of the actual number of days elapsed over a year of 365/66 days.

     SECTION 10.02 Exercise of Rights. No failure or delay on the part of the Liquidity Agent, the Collateral Agent or any Bank to exercise any right, power or privilege under this Agreement, any other Facilities Document or any Purchase Agreement and no course of dealing between the CP Issuer and the Liquidity Agent, the Collateral Agent or any Bank shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Liquidity Agent, the Collateral Agent or the Banks would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

     SECTION 10.03 Amendment and Waiver. (a) The CP Issuer shall not consent to any amendment, waiver, supplement, restatement, or other modification to any provision hereof or any other Facilities Document, the Purchase Agreement or any Subsidiary Purchase Agreement, or take any action which it is permitted to take thereunder, unless the same shall be consented to by the Required Banks; provided that any amendment that would
(i) increase the amount of the Liquidity Commitment or the LOC Commitment or change the Percentage of any Bank or LOC Issuer, (ii) reduce any fees or commissions payable to the Banks hereunder or under any other Facilities Document, (iii) result in a reduction in any interest rate (or any change in the method of calculating the interest rate), extension of the maturity date of any Loan, or forgiveness of any debt, (iv) alter the allocation or priority of payment of Collections set forth in Sections 8 and 9 of the Security Agreement, (v) release the Lien of any Collateral (except as expressly permitted by the Facilities Documents), (vi) change this Section (or any provision of this Agreement or any other Facilities Document that requires the unanimous consent of the Banks) or the percentage specified in the definition of Required Banks, (vii) extend any scheduled principal or interest payment or the Expiration Date, (viii) change the maximum duration of interest periods, or (ix) decrease the percentage set forth in the definition of Discount Factor, may only be amended, waived, supplemented, restated, discharged or terminated with the prior written consent of the CP Issuer and each Bank. Any amendment, waiver, supplement, restatement or other modification to any provision hereof that would affect the rights, duties or obligations of the Liquidity Agent shall not be effective without the Liquidity Agent's consent. No amendment, waiver, supplement, restatement or any other modification to any provision hereof that would materially increase the amount of any costs payable hereunder shall not be effective without the consent of the LOC Issuer. Each Bank and each subsequent holder of a Loan Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Loan Notes shall have been marked to make reference thereto, and any consent by any Bank or holder of Loan Notes pursuant to this Section shall bind any Person subsequently acquiring a Loan Note from it, whether or not such Loan Note shall have been so marked.

	      (b) No amendment, waiver, supplement, restatement, discharge or termination contemplated under this Section 10.03 shall be effective until the CP Issuer and the Liquidity Agent shall have received written notice from each of S&P and Fitch, respectively, to the effect that such amendment, waiver, supplement, restatement, discharge or termination would not result in a withdrawal or reduction of the then-current rating on the Commercial Paper by such rating agency.

	      (c) The CP Issuer may, upon five Business Days' prior written notice given to the Liquidity Agent, replace any Bank not agreeing to a proposed amendment of the Pooling and Servicing Agreement, the Security Agreement or this Agreement with a financial institution having short term credit ratings of at least A-1 by S&P and, if rated by Fitch, F-1 by Fitch, respectively, to its short-term obligations, and such financial institution shall execute an Assignment and Acceptance and deliver it to the Liquidity Agent and shall comply with all the provisions of this Agreement, including, but not limited to, Section 10.05 hereof. No such replacement pursuant to this paragraph (c) shall be effective unless S&P and Fitch shall have confirmed in writing to the CP Issuer and the Liquidity Agent that such replacement would not result in a withdrawal or reduction of the then-current rating on the Commercial Paper.

     SECTION 10.04 Expenses; Indemnity. (a) Provided that, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for, the CP Issuer agrees to pay all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Liquidity Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Facilities Documents, the Purchase Agreement and any Subsidiary Purchase Agreement and the other documents delivered in connection herewith or therewith or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), and the reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Liquidity Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement, the other Facilities Documents, the Purchase Agreement and any Subsidiary Purchase Agreement or in connection with the Loans made or the Loan Notes issued hereunder, including, but not limited to, reasonable out-of-pocket costs and expenses in connection with the Liquidity Agent's optional annual field audits and the monitoring of assets. Subject to Section 10.12, the CP Issuer further agrees that it shall indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery or performance of this Agreement or any of the other Facilities Documents, the Purchase Agreement or any Subsidiary Purchase Agreement.

	      (b) Subject to the express limitations of Sections 3.09, 3.10, 3.15, 3.16, 3.18 and 5.02, and further subject to Section 10.12, the CP Issuer agrees to indemnify the Liquidity Agent, each Bank and its directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution, delivery or performance of this Agreement, any of the other Facilities Documents, the Purchase Agreement, any Subsidiary Purchase Agreement or any agreement or instrument contemplated hereby or thereby,
(ii) the use of the proceeds of the Advances or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the performance by the parties hereto of their respective obligations hereunder or thereunder or to the consummation of the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee.

	      (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration or termination of the term of this Agreement, the consummation of the transactions contemplated hereby and in the other Facilities Documents, the payment or prepayment of any of the Loans, the termination of the Liquidity Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Facilities Documents or any investigation made by or on behalf of the Liquidity Agent or any Bank. All amounts due under this Section shall be payable on demand therefor in accordance with Section 9(a)seventh or (b)sixth of the Security Agreement, provided that, in accordance with Section 10.12, all payment obligations of the CP Issuer with respect to Commercial Paper, Loan Notes and LOC Disbursements attributable to Refunding Drawings are then satisfied or provided for.

SECTION 10.05 Successors and Assigns; Descriptive Headings. (a) This Agreement shall bind, and the benefits hereof shall inure to, the CP Issuer, the Liquidity Agent, Ingram, Funding and the Banks and their respective successors and assigns; provided that the CP Issuer may not transfer or assign any or all of its rights and obligations hereunder without the prior written consent of each Bank.

	      (b) Any Bank may with the consent of the Transferor, Ingram and the Liquidity Agent, which may be withheld in the sole discretion of Ingram, the Transferor and the Liquidity Agent (except that no such consent shall be required for an assignment by any Bank to any of its Affiliates), assign to any Bank or other financial institution (each an "Assignee"), all or any portion of its obligation to make Loans hereunder, if (i) the short-term obligations of the bank proposing to purchase such obligation are rated not lower than A-1 by S&P and, if rated by Fitch, F-1 by Fitch, respectively, (ii) such bank delivers an opinion of counsel in a form reasonably acceptable to the CP Issuer, the Transferor, the CP Dealer, and the Depositary as to matters referred to in Section 6.01(o) and (iii) S&P and Fitch shall have confirmed prior to such sale, transfer or assignment in writing to the CP Issuer and the Liquidity Agent that such sale, transfer or assignment would not result in a withdrawal or reduction of the then-current rating by S&P and Fitch, respectively, of the Commercial Paper, (iv) as a result of such sale, transfer or assignment, neither S&P nor Fitch would require an increase in the Liquidity Commitment or other credit enhancement or any other amendment to the Facilities Documents and
(v) the parties to each such assignment shall execute and deliver to the Liquidity Agent, for its acceptance, an Assignment and Acceptance, together with a processing fee of $250 (which shall not be an obligation of the CP Issuer); provided, however, that the amount of the Percentage of the Liquidity Commitment of the assigning Bank subject to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Liquidity Agent) shall not be less than $5,000,000 (unless the CP Issuer and the Liquidity Agent shall otherwise agree in writing) and the amount of the Percentage of the Liquidity Commitment of such Bank remaining after such assignment shall not be less than $5,000,000 or zero (unless the CP Issuer and the Liquidity Agent shall otherwise agree in writing). Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefit of indemnities arising with respect to events or circumstances arising while a party hereunder). Any such Assignee shall make the representation and warranty contained in Section 10.15(a) hereof and shall agree to be bound by the provisions of Section 10.11 hereof.

	      (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Facilities Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Facilities Documents or any other instrument or document furnished pursuant hereto other than that it is the legal and beneficial owner of the interest being assigned by it thereunder and that such interest is free and clear of any Liens granted by such assigning Bank;
(ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition or creditworthiness of the CP Issuer, the Trust, the Transferor, Ingram or any Trust Assets or the performance or observance by the CP Issuer, the Trustee, the Transferor or Ingram of any of their respective obligations in any of the Facilities Documents or the Purchase Agreement, in the case of Ingram, or any other instrument or document furnished pursuant hereto or thereto to which it is a party; (iii) such Assignee will, independently and without reliance upon the Liquidity Agent, such assigning Bank or any other Bank and based on such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon either Liquidity Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decision in taking or not taking action under this Agreement and any other Facilities Document; (v) such Assignee appoints and authorizes the Liquidity Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Facilities Documents as are delegated to each of them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

	      (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Assignee, and the processing fee referred to in Section 10.05(b), the Liquidity Agent (i) may, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, accept such Assignment and Acceptance and (ii) if it shall so accept such Assignment and Acceptance, shall give prompt notice thereof to the CP Issuer. Within five Business Days after its receipt of such notice, the CP Issuer shall execute and deliver to the Liquidity Agent in exchange for the surrendered Loan Notes new Loan Notes to the order of such Assignee in an amount equal to the amount of the Percentage of the Liquidity Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any Percentage of the Liquidity Commitment here under, new Loan Notes to the order of the assigning Bank in an amount equal to the Percentage of the Liquidity Commitment retained by it hereunder. Such Loan Notes shall be in an aggregate principal amount equal to the aggregate principal amount outstanding under such surrendered Loan Notes, shall be dated the Initial Closing Date and shall otherwise be in substantially the form of the Loan Notes subject to such assignments.

	      (e) Subject to written consent by Ingram, each Bank and any Participant (as defined below) may, at any time, grant participations, or any existing Participant may assign all or part of its participation to any other person, firm or corporation (a "Participant") in any amount of $4,000,000 or greater in all or any part of any Loan or Loans, in which event the Participant shall not have any rights under the Loan Documents (the Participant's rights against such Bank in respect of participation to be those set forth in the agreement executed by such Bank in favor of the Participant relating thereto) and all amounts payable by the CP Issuer hereunder shall be determined as if such Bank had not sold such participation; provided that any such Participant shall be entitled to the benefits of the payments required to be made by the CP Issuer pursuant to Sections 3.09, 3.10, 3.15, 3.16, 3.18, 5.02 and 10.04 hereof only to the extent the Bank selling such participation is entitled thereto. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan Note for all purposes under this Agreement, and the CP Issuer and the Liquidity Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement except that each Participant shall be entitled to vote on any and all matters on which a Bank is entitled to vote as set forth in Section lO.O5(f).

	      (f) Any agreement pursuant to which any Bank may grant a participating interest shall provide that (i) each Participant shall be entitled to vote on any and all matters on which Banks are entitled to vote hereunder; (ii) such vote shall be counted based upon the percentage that such Participant's amount of participation bears to the Liquidity Commitment (the "Participant's Voting Percentage") except that on matters hereunder which require the consent of each Bank, such Bank shall not be entitled to cast its vote approving such matters without the approval of each of its Participants, (iii) such Bank shall promptly advise each Participant in writing (or by telephone confirmed promptly thereafter in writing) of any matters which require the approval, vote or consent of the Banks, (iv) when voting such Bank shall cast its Percentage severally to reflect the manner in which it has been instructed in writing (or by telephone confirmed promptly thereafter in writing) to vote the Participant's Voting Percentage of each of such Bank's Participants and (v) each Participant shall agree to the terms set forth in the covenants contained in Section 10.15(b). The voting rights of the Participants set forth in this Section 10.05(f) shall include, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement.

	      (g) Each Bank may furnish any information concerning the CP Issuer, the Trust, the Transferor, Ingram or any Trust Assets in the possession of such Bank from time to time to Assignees and Participants (including the prospective Assignees and Participants) only with the prior written consent of Ingram, which consent shall be deemed to have been so given to each of the Participants set forth in Schedule 3 hereto upon the execution of an agreement by each such Participant agreeing to abide by the terms of Section 10.15(b). As a condition thereto, any Assignee or Participant (other than those set forth in Schedule 3) or proposed Assignee or Participant shall have agreed in writing prior to receiving any such information to the terms set forth in the covenant contained in Section 10.15(b) hereof.

	      (h) The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     SECTION 10.06 Notices, Requests, Demands. Except where telephonic instructions or notices are expressly authorized herein to be given, all notices, demands, instructions, requests, consents and other communications required or permitted to be given to or made upon any party hereto or other Person listed below shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by telex, facsimile transmission, TWX or prepaid telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions, requests, consents and other communications in writing shall be given to or made upon the respective parties hereto or other Person listed below at their respective addresses (or to their respective telex, facsimile transmission or TWX numbers) indicated below and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below or such other Person or at any other address (including any other telex, facsimile transmission or TWX numbers) or telephone number or numbers, as the case may be, as any party hereto or such other Person may notify to the other parties hereto or other Person in accordance with the provisions of this Section 10.06.

		If to the CP Issuer, to it at:

		    Distribution Funding Corporation
		    c/o Merrill Lynch
		    World Financial Center,
		    South Tower
		    225 Liberty Street, 8th Floor
		    New York, New York 10080-6108
		    Attention:   Gary Carlin, Treasurer
		    Tel.  No.    (212) 236-7200
		    Telecopy No. (212) 236-7584

		If to the Liquidity Agent, to it at:

		    the address set forth in Schedule I hereto

		If to the Banks, to the respective addresses set forth underneath their respective names on the signature pages hereto.

		If to the CP Dealer, to it at:

		    Merrill Lynch Money Markets Inc.
		    Merrill Lynch World Headquarters
		    World Financial Center - North Tower
		    250 Vesey Street - 10th Floor
		    New York, New York 10281-1218
		    Attention:    CP Product Management
		    Tel.  No.     (212) 449-0332
		    Telecopy No.  (212) 449-1787

		If to the Depositary:

		    Chemical Bank
		    450 West 33rd Street
		    New York, New York 10001
		    Attention:    Corporate Trust Department
		    Tel.  No.     (212) 971-3350
		    Telecopy No.  (212) 613-7799

		If to the Transferor:

		    Ingram Funding Inc.
		    1105 North Market Street
		    Wilmington, Delaware 19801
		    Attention:  President
		    Tel.  No.  (302) 427-7650
		    Telecopy No.  (302) 427-7663

		If to Ingram:

		     Ingram Industries Inc.
		     One Belle Meade Plaza
		     4400 Harding Road
		     Nashville, Tennessee 37205
		     Attention:  Treasurer
		     Tel.  No.  (615) 298-8200
		     Telecopy No.  (615) 298-8242

		If to Fitch:

		     Fitch Investors Service, Inc.
		     One State Street Plaza
		     New York, New York 10007
		     Attention:   Steven Schoen
		     Tel.  No .   (212) 908-0500
		     Telecopy No. (212) 480-4430

		If to S&P:

		     Standard & Poor's Corporation
		     26 Broadway (15th Floor)
		     New York, New York 10004
		     Attention:   Asset Backed Surveillance
				  Department
		     Tel.  No.    (212) 208-1370
		     Telecopy No. (212) 412-0225

     SECTION 10.07 Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the CP Issuer herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Facilities Document shall be considered to have been relied upon by the Banks and the Liquidity Agent and shall survive the execution and delivery of this Agreement and the making by the Banks of the Loans, and the execution and delivery to the Banks of the Loan Notes evidencing such Loans, regardless of any investigation made by any Bank or the Liquidity Agent or on their behalf and shall continue so long as and until such time as all indebtedness hereunder and under the Commercial Paper and the Loan Notes shall have been paid in full and the Liquidity Commitment has been terminated.

     SECTION 10.08 Counterparts. This Agreement may be executed in any number of counterparts, including telefax transmission thereof and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Complete counterparts of this Agreement shall be lodged with the CP Issuer and the Liquidity Agent.

     SECTION 10.09 Adjustments. Each Bank agrees that if it shall, pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such event was to the principal amount of all Loans outstanding prior to such event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The CP Issuer expressly consents to the foregoing arrangements.

     SECTION 10.10 Further Assurances. The CP Issuer agrees to do such further acts and things and to execute and deliver to the Liquidity Agent such additional assignments, agreements, powers and instruments as the Liquidity Agent may require or deem advisable to carry into effect the purposes of this Agreement or better to assure and confirm unto the Liquidity Agent the rights, powers and remedies of the Liquidity Agent and the Banks hereunder.

     SECTION 10.11 No Bankruptcy Petition Against the CP Issuer. The Liquidity Agent and each Bank severally and not jointly, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper and Loan Notes, it will not institute against, or join any other Person in instituting against, the CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     SECTION 10.12 No Recourse. The obligations of the CP Issuer under this Agreement and the Loan Notes, are solely the corporate obligations of the CP Issuer. No recourse shall be had for the payment of any amount owing in respect of Loans or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement and the Loan Notes against any stockholder, employee, officer, director or incorporator of the CP Issuer. Each of the Banks and the Liquidity Agent also agrees that the obligations of the CP Issuer to the Banks and the Liquidity Agent hereunder, including without limitation all obligations of the CP Issuer in respect of fees and indemnity pursuant to Section 3.09, 3.10, 3.15, 3.16, 3.18, 5.02 and 10.04, shall be payable solely from the Collateral in accordance with the Security Agreement and that the Banks and the Liquidity Agent shall not look to any other property or assets of the CP Issuer in respect of the obligations arising under such Sections and that such obligations shall not constitute a claim against the CP Issuer in the event that the CP Issuer's assets are insufficient to pay in full such obligations and that such obligations are fully subordinated to the CP Issuer's obligations under the Commercial Paper and the Loan Notes.

     SECTION 10.13 Appointment and Rights of the Liquidity Agent.  (a)
Each Bank hereby irrevocably appoints Chemical Bank as its Liquidity Agent hereunder and under the other Facilities Documents and hereby authorizes the Liquidity Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Liquidity Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Liquidity Agent may execute any of their duties hereunder and under any other Facilities Document by or through agents or employees. The relationship between the Liquidity Agent and each Bank is that of agent and principal only, and nothing herein shall be deemed to constitute the Liquidity Agent a trustee for any Bank or impose on the Liquidity Agent any obligations other than those for which express provision is made herein or in any other Facilities Document. The Liquidity Agent is solely an agent of the Banks and shall not have any obligation to any holder of Commercial Paper, whether as agent, trustee or otherwise.

	      (b) The obligations of the Liquidity Agent are only those expressly set forth herein or in the other Facilities Documents. Without limiting the generality of the foregoing, the Liquidity Agent shall not be required to take any action with respect to any Event of Default or Event of Termination, except as expressly provided in Article VIII hereof.

	      (c) Neither the Liquidity Agent nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by them hereunder or under any other Facilities Document, or in connection herewith or therewith, (i) with the consent or at the request of the Required Banks or (ii) in the absence of their own gross negligence or wilful misconduct. The Liquidity Agent may consult with legal counsel (including counsel for the CP Issuer, the Transferor or Ingram), independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Liquidity Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statements, warranties or representations made (whether written or oral) in or in connection with this Agreement, any other Facilities Document, the Purchase Agreement, any Subsidiary Purchase Agreement or any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement, any other Facilities Document, the Purchase Agreement, any Subsidiary Purchase Agreement on the part of any party hereto or thereto or to inspect the property (including the books and records) of the CP Issuer, the Transferor, Ingram, any Designated Subsidiary or the Trust; or (iii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Facilities Document, the Purchase Agreement, any Subsidiary Purchase Agreement or any other instrument or document furnished pursuant hereto or thereto. Without limiting the generality of the foregoing, the Liquidity Agent shall not be deemed to have notice or knowledge of the existence of any Event of Default or Event of Termination unless (x) the Liquidity Agent is notified of such Event of Default or Event of Termination in accordance with the terms of the Facilities Documents or (y) an officer of the Liquidity Agent who has ongoing responsibility for the administration of the Liquidity Agent's activities in such capacity has actual knowledge of such Event. If the Liquidity Agent obtains such knowledge it will promptly notify the Banks, and any Bank obtaining knowledge of the existence of an Event of Default or Event of Termination as aforesaid (other than by notice from the Liquidity Agent) will notify the Liquidity Agent. The Liquidity Agent (i) shall incur no liability under or in respect of this Agreement or any other Facilities Document, the Purchase Agreement, any Subsidiary Purchase Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, TWX or Telex) or telephonic instruction, to the extent authorized herein or therein, believed by it to be genuine and signed or sent by the proper party or parties and (ii) may treat the payee of any Loan Note as the holder thereof until the Liquidity Agent receives an Assignment and Acceptance signed by the assigning Bank and the Assignee and all the conditions precedent to the effectiveness thereof have been satisfied.

	      (d) Each Bank hereby agrees, in the ratio that such Bank's Percentage of the Liquidity Commitment hereunder bears to the Liquidity Commitment, to indemnify and hold harmless the Liquidity Agent, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, fees and expenses of attorneys, accountants and experts) incurred or suffered by the Liquidity Agent in its capacity as Liquidity Agent hereunder as a result of any action taken or omitted to be taken by the Liquidity Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Liquidity Agent in such capacity; provided, that no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses resulting from or attributable to gross negligence or wilful misconduct on the part of the Liquidity Agent or its officers, employees or agents, as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the generality of the foregoing, each Bank hereby agrees, in the ratio aforesaid, to reimburse the Liquidity Agent promptly following its demand for any out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by the Liquidity Agent hereunder or under any other Facilities Document, the Purchase Agreement or any Subsidiary Purchase Agreement in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities hereunder or under such Agreements, and not promptly reimbursed to the Liquidity Agent by the CP Issuer. Each Bank's obligations under this paragraph shall survive the termination of this Agreement and the discharge of the CP Issuer's obligations hereunder.

	      (e) The Banks agree that Chemical Bank and its Affiliates shall have the same rights and powers hereunder as any other Bank or holder of a Loan Note and may exercise or refrain from exercising the same as though Chemical Bank were not the Liquidity Agent and the terms "Banks," holders of Loan Notes," or any similar terms shall, unless the context clearly otherwise indicates, include Chemical Bank, in its individual capacity. Chemical Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the CP Issuer or any of its Affiliates or any Person who may do business with or own securities of the CP Issuer or any Obligor or any of their respective Affiliates as if it were not the Liquidity Agent hereunder and may accept fees and other consideration from the CP Issuer, or any of its Affiliates for services in connection with this Agreement and otherwise without having to account for the same to any Bank.

	      (f) Each Bank expressly agrees that the Liquidity Agent shall enter into the Security Agreement on its behalf, and expressly consents to the priority of payments set forth in the Security Agreement.

     Each Bank recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Liquidity Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the Banks. Each Bank understands that any such determination shall be made solely by the Liquidity Agent based upon such factors (which may include the Liquidity Agent's internal policies and prevailing market practices) as the Liquidity Agent shall deem relevant and agrees that the Liquidity Agent shall have no liability for the consequences of any such determination.

     SECTION 10.14 Resignation by the Liquidity Agent. The Liquidity Agent may resign as such at any time upon at least 30 days' prior written notice to the CP Issuer, the Depositary, the Collateral Agent, the Banks, the CP Dealer and the Rating Agencies, and the Liquidity Agent shall be obligated to resign upon at least 30 days' prior written notice from the CP Issuer after the Liquidity Agent shall have become an affected Bank that the CP Issuer has elected to replace pursuant to Section 3.14 hereof; provided, however, that the resignation of the Liquidity Agent shall not be effective until the later of (i) the date upon which the Banks shall have agreed to the appointment of another Bank to perform the duties of the Liquidity Agent hereunder and the CP Issuer shall have consented to such appointment, which consent shall not be unreasonably withheld, and (ii) if the Liquidity Agent is an affected Bank under Section 3.14 hereof, the date on which the Liquidity Agent ceases to be a Bank. In the event of such resignation, the Required Banks shall as promptly as practicable appoint a successor agent to replace the Liquidity Agent. Notwithstanding the resignation of the Liquidity Agent hereunder, the provisions of Section 10.13 shall continue to inure to the benefit of the Liquidity Agent in respect of any action taken or omitted to be taken by the Liquidity Agent in its capacity as such while it was such under this Agreement.

     SECTION 10.15 Representation and Warranty and Covenants of the Banks and the Liquidity Agent.

	      (a) Each Bank and the Liquidity Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by it.

	      (b) Unless otherwise agreed to in writing by each of the CP Issuer and Ingram, the Liquidity Agent and the Banks hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than the Liquidity Agent's or such Bank's directors, officers, employees, Affiliates and agents, and subject to Section 10.05(f), actual or potential Assignees and actual or potential participants; provided, however, that the Liquidity Agent or any of the Banks may disclose Proprietary Information (i) as required by law, rule, regulation or judicial process, (ii) to its attorneys and accountants who are expected to become engaged in rendering advice or assistance in connection therewith, (iii) as requested or required by any state, Federal or foreign authority or examiner regulating banks or banking or (iv) in connection with any enforcement of any of their rights under the Facilities Documents. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the CP Issuer, Ingram, or any of their Affiliates which has been furnished or made available by the CP Issuer, Ingram, or any of their Affiliates, whether furnished or made available before or after the date hereof, and regardless of the manner in which it is furnished or made available; provided, however, that Proprietary Information does not include information which
(x) is or becomes generally available to the public other than as a result of a disclosure by the Liquidity Agent or any of the Banks not permitted by this Agreement, (y) was available to the Liquidity Agent or any of the Banks on a nonconfidential basis prior to its disclosure to the Liquidity Agent or any of the Banks by the CP Issuer, Ingram, or any of their Affiliates or (z) becomes available to the Liquidity Agent or any of the Banks on a nonconfidential basis from a Person other than the CP Issuer, Ingram, or any of their Affiliates who, to the best knowledge of the Liquidity Agent or any of the Banks, as the case may be, is not otherwise bound by a confidentiality agreement with the CP Issuer, Ingram, or any of their Affiliates, or is not otherwise prohibited from transmitting the information to the Liquidity Agent or any of the Banks.

	     (c) Each Bank represents to the Liquidity Agent, and each of the other Banks that it in good faith is not relying on any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

	     (d) Each Bank acknowledges that it has, independently and without reliance upon the Liquidity Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to make Loans hereunder. Each Bank also acknowledges that it will, independently and without reliance on the Liquidity Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

	      (e) Except as otherwise expressly provided herein, the Liquidity Agent agrees to deliver to each Bank (i) by the close of business on the day of receipt a copy of each Settlement Statement, (ii) promptly after such Bank's request, a copy of each Daily Report requested and (iii) promptly after receipt, each opinion, certificate, notice or other document delivered to the Liquidity Agent under any Facilities Document or the Purchase Agreement.

SECTION 10.16 [Reserved].

     SECTION 10.17 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and permitted assigns. The Liquidity Agent and the Banks hereby acknowledge that (i) pursuant to the Security Agreement, the CP Issuer has granted to the Collateral Agent for the benefit of the Secured Parties, including the holders of Commercial Paper, a security interest in the Collateral and (ii) the Depositary and the Commercial Paper holders are third-party beneficiaries of such rights of the CP Issuer to the extent of such security interest in the Collateral, provided that (a) the holders of Commercial Paper shall have no greater rights against the Liquidity Agent or the Banks in respect of the Collateral than the CP Issuer, and (b) the Liquidity Agent and the Banks shall have no greater obligations to such holders in respect of the Collateral than the Liquidity Agent and the Banks have to the CP Issuer.

     SECTION 10.18 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND UNDER THE LOAN NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.19 Waiver And Jury Trial. EACH OF THE CP ISSUER, THE LIQUIDITY AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE FACILITIES DOCUMENTS OR THE TRANSACTIONS
CONTEMPLATED THEREBY.

     SECTION 10.20 Jurisdiction; Consent to Service of Process. (a) The CP Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court and Federal courts of the United States sitting in New York State and each Bank which is authorized to transact business in New York State hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

	      (b) The CP Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

	      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.06. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.21 Entire Agreement. This Agreement completely sets forth the agreements between the parties and fully supersedes all prior agreements, both written and oral, relating to all matters set forth herein except to the extent set forth in other Facilities Documents or (as to the amounts of certain fees) in various letters referred to in the Facilities Documents.

     SECTION 10.22 Acknowledgements. The CP Issuer hereby acknowledges that:

	      (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Loan Notes;

	      (b)neither the Liquidity Agent nor any Bank has any fiduciary relationship to the CP Issuer, and the relationship between the Liquidity Agent and the Banks, on the one hand, and the CP Issuer, on the other hand, is solely that of debtor and creditor; and

	      (c) no joint venture exists among the Banks or among the CP Issuer and the Banks.


      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

				 DISTRIBUTION FUNDING CORPORATION


				    /s/
				 By ___________________________
				    Name:   Hans Bald
				    Title:  Vice President



				 CHEMICAL BANK,
				  as the Liquidity Agent and as a Bank


				    /s/
				 By ____________________________
				    Title: Vice President
				    Attn:


				 NATIONSBANK OF NORTH CAROLINA, N .  A.


				    /s/
				 By ____________________________
				    Title: Vice President
				    Attn:


				 THE BANK OF NOVA SCOTIA


				    /s/
				 By ___________________________
				    Name:  P.M. Brown
				    Title: Representative



				 INGRAM INDUSTRIES INC.


				    /s/
				 By ___________________________
				    Name:
				    Title:



				 INGRAM FUNDING INC.


				    /s/
				 By ___________________________
				    Name:
				    Title:




								 EXHIBIT A


			FORM OF REVOLVING LOAN NOTE


$                       *             New York, New York _____________, 19__


     On the Expiration Date the undersigned, a Delaware corporation (the "CP Issuer"), FOR VALUE RECEIVED, promises to pay to the order of _________________________ (the "Bank"), or its registered assigns at the office of Chemical Bank (the "Liquidity Agentn) at 277 Park Avenue, New York, New York 10017, the principal sum of ______** United States Dollars (U.S. $______) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the CP Issuer pursuant to the Liquidity Agreement referred to below.

-----------------
* Insert amount equal to the Percentage of the Liquidity Commitment of the appropriate Bank in figures.

** Insert amount equal to the Percentage of the Liquidity Commitment of the appropriate Bank in words.

     The CP Issuer also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) at the rates per annum specified in Section 3.06(a) of the Liquidity Agreement and, after maturity, until paid, at the rates per annum specified in Section 3.06(b) and, in each case to the extent applicable, Section 3.18 of the Liquidity Agreement, said interest to be payable to the Bank at the aforesaid office of the Liquidity Agent on such dates as are specified in the Liquidity Agreement and at maturity (whether by acceleration or otherwise).

     Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds in accordance with the Liquidity Agreement.

     This Revolving Loan Note evidences indebtedness incurred under, and is subject to the terms and provisions of and entitled to the benefits of, a Liquidity Agreement, dated as of February 10, 1993 (as from time to time amended, the "Liquidity Agreement"), among the CP Issuer, certain lenders (including the Bank) and the Liquidity Agent. Terms defined in Annex X to the Liquidity Agreement are used herein as therein defined. Reference is hereby made to the Liquidity Agreement for a statement of its terms and provisions, including those under which this Revolving Loan Note may be paid prior to its due date or its due date may be accelerated.

     This Revolving Loan Note is secured by and is entitled to the benefits of a Security Agreement, dated as of February 10, 1993, as from time to time further amended, among the CP Issuer and the Collateral Agent and, solely for the limited purpose described therein, the Depositary, the Liquidity Agent, each LOC Issuer, the CP Dealer and the Manager.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

				    DISTRIBUTION FUNDING CORPORATION



				    By _____________________________
					   Authorized Signatory




				 SCHEDULE

	     Amount and Type                      Unpaid       Name of
	      of Revolving       Amount of       Principal     Person
	      Loan Made or       Prinicipal       Balance      Making
    Date        Converted           Paid          of Note      Notation
    ----     ---------------     ----------      ---------     --------







								 EXHIBIT B


			  B FORM OF REFUNDING LOAN NOTE


$                       *             New York, New York
				      _____________, 19__

     On the Expiration Date the undersigned, a Delaware corporation (the "CP Issuer"), FOR VALUE RECEIVED, promises to pay to the order of (the "Bank"), or its registered assigns at the office of Chemical Bank (the Liquidity Agentn) at 277 Park Avenue, New York, New York 10017, the
principal sum of             ** United States Dollars (U.S. $______)
or, if less, the aggregate unpaid principal amount of all Refunding Loans made by the Bank to the CP Issuer pursuant to the Liquidity Agreement referred to below.

-----------------
* Insert amount equal to the Percentage of the Liquidity Commitment of the appropriate Bank in figures.

** Insert amount equal to the Percentage of the Liquidity Commitment of the appropriate Bank in words.

     The CP Issuer also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) at the rates per annum specified in Section 3.06(a) of the Liquidity Agreement and, after maturity, until paid, at the rate per annum specified in Section 3.06(b) and, in each case to the extent applicable, Section 3.18 of the Liquidity Agreement, said interest to be payable to the Bank at the aforesaid office of the Liquidity Agent on such dates as are specified in the Liquidity Agreement and at maturity (whether by acceleration or otherwise).

     Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds in accordance with the Liquidity Agreement.

     This Refunding Loan Note evidences indebtedness incurred under, and is subject to the terms and provisions of and entitled to the benefits of, a Liquidity Agreement, dated as of February 10, 1993 (as from time to time amended, the "Liquidity Agreement"), among the CP Issuer, certain lenders
(including the Bank) and the Liquidity Agent. Terms defined in Annex X to the Liquidity Agreement are used herein as therein defined.

     Reference is hereby made to the Liquidity Agreement for a statement of its terms and provisions, including those under which this Refunding Loan Note may be paid prior to its due date or its due date may be accelerated.

     This Refunding Loan Note is secured by and is entitled to the benefits of a Security Agreement, dated as of February 10, 1993, as from time to time amended, among the CP Issuer, Chemical Bank, as Collateral Agent under such Security Agreement, Chemical Bank, as Depositary and the Liquidity Agent.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS REFUNDING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


				    DISTRIBUTION FUNDING CORPORATION



				    By _____________________________
					   Authorized Signatory




				 SCHEDULE

						   Unpaid       Name of
		 Amount           Amount of       Principal     Person
	      of Refunding        Prinicipal       Balance      Making
    Date          Loan               Paid          of Note      Notation
    ----     ---------------     ----------      ---------     --------






				 EXHIBIT C
				SEE TAB ONE







				 EXHIBIT D
			     SEE TAB FOURTEEN







				 EXHIBIT E
			      SEE TAB TWELVE







			      EXHIBIT F

		     FORM OF ASSIGNMENT AND ACCEPTANCE

		      Dated as of: ___________, 199_

     Reference is made to the Liquidity Agreement dated as of February 10, 1993 (as restated, amended, modified, supplemented and in effect from time to time, the "Liquidity Agreement"), among Distribution Funding Corporation, a Delaware corporation (the CP Issuer"), the Banks named therein, Chemical Bank, as agent for the Banks (the "Liquidity Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Liquidity Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocable purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date set forth on Schedule I hereto, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Liquidity Agreement respecting those and only those, credit facilities contained in the Liquidity Agreement as are set forth on
Schedule I (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule I.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Liquidity Agreement, or any other of the Facilities Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Liquidity Agreement, any other of the Facilities Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens granted by such assigning Bank; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or creditworthiness of the CP Issuer, the Trust, the Transferor, Ingram or any Trust
Assets or the performance or observance by the CP Issuer, the Trustee, the Transferor or Ingram of any of their respective obligations under the Liquidity Agreement, any of the other Facilities Documents or the Purchase Agreement in the case of Ingram or any other instrument or document furnished pursuant thereto; and (iii) requests that the Liquidity Agent request that the CP Issuer exchange each Loan Note held by it evidencing the Assigned Facilities for a new Loan Note payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Loan Note or Loan Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Liquidity Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis independently and without reliance on the Liquidity Agent, the Assignor or any other Bank; (iii) agrees that it will, independently and without reliance upon the Liquidity Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Liquidity Agreement;
(iv) appoints and authorizes the Liquidity Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Liquidity Agreement and the other Facilities Documents as are delegated to the Liquidity Agent, and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will be bound by the provisions of the Liquidity Agreement (including, without limitation, Sections 10.11, 10.13(d) and lO.l5(b) thereof) and will perform in accordance with its terms all the obligations which by the terms of the Liquidity Agreement are required to be performed by it as a Bank; (vi) has attached hereto (A) evidence that the short-term obligations of the Assignee are rated at least A-1 by S&P and, if rated by Fitch, F-1 by Fitch, or, if lower, the current rating on the Commercial Paper by such rating agency (but not lower than A-1 by S&P and, if rated by Fitch, F-1 by Fitch, respectively),* (B) an opinion of counsel in a form reasonably acceptable to S&P, Fitch and the CP Issuer to the effect that, upon the effectiveness of this Assignment and Acceptance, the Liquidity Agreement is the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, (C) evidence that S&P and Fitch have confirmed that the assignment contemplated hereby would not result in the withdrawal or reduction of the current rating by S&P and Fitch, respectively, of the Commercial Paper; (vii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A and (viii) if applicable, has provided the Internal Revenue Service forms required to be delivered under Section 3.10(b) of the Liquidity Agreement.

     4. This Assignment and Acceptance, following its execution and, if necessary, the execution by the Liquidity Agent, will be delivered to the Liquidity Agent, together with a processing and recordation fee of S3,000, for effectiveness as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Liquidity Agent, be at least ten Business Days after the execution of this Assignment and Acceptance).

     5. From and after the Effective Date, the Liquidity Agent shall make all payments in respect of the Assigned Interest (including payments or principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Liquidity Agent or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (i) the Assignee shall be a party to the Liquidity Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Liquidity Agreement.


-----------------
* Bracketed language to be included if assignment is pursuant to Section 3.10(i) or Section 3.13.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

	       Schedule I to Assignment and Acceptance
		  Respecting the Liquidity Agreement,
		   dated as of February 10, 1993 among
		    Distribution Funding Corporation,
			the Banks named herein
				 and
			     Chemical Bank,
			  as Liquidity Agent

Legal Name of Assignor:

Legal Name of Assignee:

Effective Date of Assignment:

				 Percentage Assigned (to at least
Bank Commitment                  eight decimals) shown as a
Amount Assigned                  percentage of the Liquidity Commitment
_______________________________________________________________________


$ _______________                        _______________%


ACCEPTED (if required under
Liquidity Agreement):

				       ________________________________
				       as Assignor




Chemical Bank,
  as Liquidity Agent


By ________________________________   By ________________________________
   Name:                                 Name:
   Title:                                Title:


					 ________________________________
					 as Assignee


					 ________________________________
					 Name:
					 Title:


					 Distribution Funding Corporation



					 By _____________________________
					    Name:
					    Title:






							 EXHIBIT A
							    to
						      Assignment And
							Acceptance




			    [Name of CP Issuer]
		     ADMINISTRATIVE DETAILS REPLY FORM
	     Liquidity Agreement dated as of February 10, 1993

1.  LENDING OFFICES


    Domestic Lendinq Office
    Name of Lending Entity: _____________________________________________
    Address:                _____________________________________________
			    _____________________________________________
    Telex No.               _____________________________________________
    Fax No.                 _____________________________________________


    Eurodollar Lending
     Office

    Name of Lending Entity: _____________________________________________
    Address:                _____________________________________________
			    _____________________________________________
    Telex No.               _____________________________________________
    Fax No.                 _____________________________________________

2.  CONTACTS - Credit Matter

    Name of Person:         _____________________________________________
    Address:                _____________________________________________
			    _____________________________________________
    Telephone:              _____________________________________________
    Telex No.               _____________________________________________
    Telecopier No.          _____________________________________________


3.  CONTACTS - OPERATIONS/
     ADMINISTRATION

    Name of Person:         _____________________________________________
    Address:                _____________________________________________
			    _____________________________________________
    Telephone:              _____________________________________________
    Telex No.               _____________________________________________
    Telecopier No.          _____________________________________________


4.  PAYMENT INSTRUCTION

    Pay To:                 _____________________________________________
    (Name of Bank):         _____________________________________________
    Address:                _____________________________________________
			    _____________________________________________
    ABA Number:             _____________________________________________
    Acct.  Number:          _____________________________________________
    Acct.  Name:            _____________________________________________
    Reference:              _____________________________________________

		  Please forward this completed form to:

Attention:

[Name of Liquidity Bank]
[Address]


						   EXHIBIT G

		   FORM OF NOTICE OF REVOLVING BORROWING

							_____________, 199_

TO:  Each Bank that is a party to the Liquidity Agreement referred to below

Gentlemen:

     The undersigned, Distribution Funding Corporation (the "CP Issuer") refers to the Liquidity Agreement, dated as of February 10, 1993 (the "Liquidity Agreement," the terms defined therein being used herein as therein defined), among the CP Issuer, Chemcial Bank as Liquidity Agent and the Banks listed on the signature pages thereof, and hereby gives you notice pursuant to Section 3.02 of the Liquidity Agreement and in that connection sets forth below the information relating to such Revolving Borrowing (the "Proposed Borrowing") as required by Section 3.02 of the Liquidity Agreement:

	   (i) The requested [Business] [Working] Day of the Proposed Borrowing is ____________, 199_;

	   (ii)  The aggregate amount of the Proposed Borrowing is $______;

	   (iii) The Type[s] of Loan[s] requested for such Proposed Borrowing [is] [are] [Base Rate] [and] [C/D] [and] [Eurodollar].

     The CP Issuer hereby represents and warrants that the conditions precedent to this Borrowing set forth in Section 6.02 of the Liquidity Agreement have been on the date hereof and on the date of such Borrowing will be, met.

				       Very truly yours,


				       DISTRIBUTION FUNDING CORPORATION


				       By _____________________________
						Authorized Officer






						   EXHIBIT H

		   FORM OF NOTICE OF REFUNDING BORROWING

							_____________, 199_


TO:  Each Bank that is a party to the Liquidity Agreement referred to below

Gentlemen:

     The undersigned, Chemical Bank, as Depositary and Attorney-in-fact for Distribution Funding Corporation (the "CP Issuers") refers to the Liquidity Agreement, dated as of February 10, 1993 (the "Liquidity Agreement," the terms defined therein being used herein as therein defined), among the CP Issuer, Chemical Bank as Liquidity Agent and the Banks listed on the signature pages thereof, and hereby gives you notice pursuant to Section
3.03 of the Liquidity Agreement and in that connection sets forth below the information relating to such Refunding Borrowing (the "Proposed Borrowing") as required by Section 3.03 of the Liquidity Agreement:

	   (i) The requested Business Day of the Proposed Borrowing is _____________, 199_;

	   (ii)  The aggregate amount of the Proposed Borrowing is $______.

     The CP Issuer hereby represents and warrants that the conditions precedent to this Borrowing set forth in Section 6.03 of the Liquidity Agreement have been on the date hereof and on the date of such Borrowing will be, met.

					 Very truly yours,


					 DISTRIBUTION FUNDING CORPORATION


					 By _____________________________
						  Authorized Officer

					 [or

					 Very truly yours,


					 DISTRIBUTION FUNDING CORPORATION

					 By CHEMICAL BANK, as Depositary
					    and Attorney-in-Fact


					 By _____________________________
						  Authorized Officer]








				Schedule 1

		    Percentage of Liquidity Commitment

Chemical Bank                          77.1430%     $115,714,500

NationsBank of North Carolina, N.A.    11.4285%     $ 17,142,750

The Bank of Nova Scotia                11.4285%     $ 17,142,750






				Schedule 2

				  Notices

NATIONSBANK OF NORTH CAROLINA, N.A.

NationsBank of North Carolina, N.A.
One NationsBank Plaza
Charlotte, North Carolina 28255
Attention:  Corporate Lending Support, Elizabeth A.  Garver
Telephone: 704-386-8382
Telecopy:  704-386-8694

with a copy to

NationsBank of North Carolina, N.A.
One NationsBank Plaza
Fifth Floor
Nashville, TN 37239-1697
Attention:  Samuel J.  Belk, Vice President
Telephone: 615-749-3862
Telecopy:  615-749-4112


THE BANK OF NOVA SCOTIA

The Bank of Nova Scotia
Atlanta Agency
#55 Park Place
Suite 650
Atlanta, GA 30303
Attention:   Patrick M.  Brown, Representative
Telephone:   404-581-0807
Telecopy:    404-525-3833


CHEMICAL BANK

Notices pertaining to funding or payment obligations of Chemical:

Chemical Bank
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  Andrew Stasiw
Telephone: 212-270-3867
Telecopy:  212-682-8937

All other notices to:

Chemical Bank
270 Park Avenue, 10th Floor
New York, New York 10017
Attention:  John D.  Mindnich, Jr., Vice President
Telephone: 212-270-3637
Telecopy:  212-270-3279






				Schedule 3

			   Initial Participants

The Industrial Bank of Japan, Limited,
Atlanta Agency
NBD Bank, N.A.
First American National Bank
First Bank National Association DG Bank
The First National Bank of Louisville
Third National Bank
Credit Lyonnais Atlanta/ Credit Lyonnais Cayman Island Branch
Bank of Scotland
ABN AMRO Bank N.V.
Generale Banque, New York Branch